EXECUTION COPY


================================================================================



                          SECURITIES PURCHASE AGREEMENT


                                     between


                               MUZAK HOLDINGS LLC,
                                   as Issuer,


                                       and


                      BANCAMERICA CAPITAL INVESTORS I, L.P,
                             and VARIOUS INVESTORS,
                                  as Purchasers




                                  -------------

                          Dated as of October 18, 2000


                                  -------------



================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I  DEFINITIONS............................................................................................1
           -----------

         SECTION 1.01               Definitions...................................................................1
                                    -----------
         SECTION 1.02               Accounting Terms; Financial Statements.......................................19
                                    --------------------------------------

ARTICLE II  PURCHASE AND SALE....................................................................................19
            -----------------

         SECTION 2.01               Purchase and Sale of Purchased Units.........................................19
                                    ------------------------------------
         SECTION 2.02               Closing......................................................................19
                                    -------

ARTICLE III  CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE..............................................20
             ---------------------------- -------------------------

         SECTION 3.01               Representations and Warranties...............................................20
                                    ------------------------------
         SECTION 3.02               Compliance with this Agreement...............................................20
                                    ------------------------------
         SECTION 3.03               No Material Adverse Change...................................................20
                                    --------------------------
         SECTION 3.04               No Adverse Proceedings.......................................................20
                                    ----------------------
         SECTION 3.05               Transaction Documents........................................................20
                                    ---------------------
         SECTION 3.06               Officer's Certificate........................................................21
                                    ---------------------
         SECTION 3.07               Secretary's Certificates.....................................................21
                                    ------------------------
         SECTION 3.08               Good Standing Certificates...................................................21
                                    --------------------------
         SECTION 3.09               Purchase Permitted by Applicable Laws........................................21
                                    -------------------------------------
         SECTION 3.10               Consents and Approvals.......................................................21
                                    ----------------------
         SECTION 3.11               Legal Opinions...............................................................22
                                    --------------
         SECTION 3.12               Disbursement Instructions....................................................22
                                    -------------------------
         SECTION 3.13               Other Assurances.............................................................22
                                    ----------------

ARTICLE IV  CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE.................................................22
            ---------------------------- -----------------------

         SECTION 4.01               Representations and Warranties...............................................22
                                    ------------------------------
         SECTION 4.02               Compliance with this Agreement...............................................22
                                    ------------------------------
         SECTION 4.03               Payment of Purchase Price....................................................22
                                    -------------------------
         SECTION 4.04               Transaction Documents........................................................22
                                    ---------------------
         SECTION 4.05               Issuance Permitted by Requirements of Laws...................................22
                                    ------------------------------------------
         SECTION 4.06               Consents and Approvals.......................................................22
                                    ----------------------
         SECTION 4.07               Other Assurances.............................................................23
                                    ----------------

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................23
           ------------------- -------------------------

         SECTION 5.01               Organization; Powers; Qualification; Capitalization..........................23
                                    ---------------------------------------------------
         SECTION 5.02               Corporate Authorization; No Contravention....................................24
                                    -----------------------------------------
         SECTION 5.03               Governmental Consents........................................................24
                                    ---------------------
         SECTION 5.04               Binding Effect...............................................................24
                                    --------------
         SECTION 5.05               Financial Statements.........................................................24
                                    --------------------
         SECTION 5.06               Private Offering.............................................................24
                                    ----------------
         SECTION 5.07               Credit Documents.............................................................25
                                    ----------------
         SECTION 5.08               No Material Adverse Effect...................................................26
                                    --------------------------
         SECTION 5.09               Adverse Proceedings, Etc.....................................................26
                                    -------------------------

         SECTION 5.10               Payment of Taxes.............................................................26
                                    ----------------
         SECTION 5.11               Title to Properties; Intellectual Property...................................26
                                    ------------------------------------------
         SECTION 5.12               Environmental................................................................27
                                    -------------
         SECTION 5.13               No Defaults; Material Contracts..............................................28
                                    -------------------------------
         SECTION 5.14               Employee Matters.............................................................28
                                    ----------------
         SECTION 5.15               Employee Benefit Plans.......................................................28
                                    ----------------------
         SECTION 5.16               Certain Fees.................................................................29
                                    ------------
         SECTION 5.17               Disclosure...................................................................29
                                    ----------
         SECTION 5.18               Interested Transactions......................................................29
                                    -----------------------
         SECTION 5.19               No Burdensome Restrictions...................................................29
                                    --------------------------

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................................................30
            ------------------- ----------------------------

         SECTION 6.01               Organization, Authorization; No Contravention................................30
                                    ---------------------------------------------
         SECTION 6.02               Governmental Consents........................................................30
                                    ---------------------
         SECTION 6.03               Binding Effect...............................................................30
                                    --------------
         SECTION 6.04               Accredited Investor; Purchase for Own Account................................30
                                    ---------------------------------------------
         SECTION 6.05               ERISA........................................................................30
                                    -----
         SECTION 6.06               Broker's, Finder's or Similar Fees...........................................31
                                    ----------------------------------
         SECTION 6.07               Governmental Authorization; Third Party Consent..............................31
                                    -----------------------------------------------

ARTICLE VII  FINANCIAL INFORMATION, INSPECTION RIGHTS AND NOTICES................................................31
             ----------------------------------------------------

         SECTION 7.01               Books and Records............................................................31
                                    -----------------
         SECTION 7.02               Inspections..................................................................31
                                    -----------
         SECTION 7.03               Preferred Unit Information Rights............................................31
                                    ---------------------------------
         SECTION 7.04               Common Unit Information Rights...............................................33
                                    ------------------------------
         SECTION 7.05               Other Notices................................................................34
                                    -------------

ARTICLE VIII  AFFIRMATIVE COVENANTS..............................................................................35
              ---------------------

         SECTION 8.01               Existence....................................................................35
                                    ---------
         SECTION 8.02               Payment of Taxes and Claims..................................................35
                                    ---------------------------
         SECTION 8.03               Maintenance of Property......................................................35
                                    -----------------------
         SECTION 8.04               Insurance....................................................................35
                                    ---------
         SECTION 8.05               Compliance with Laws; Contractual Obligations................................35
                                    ---------------------------------------------
         SECTION 8.06               Environmental................................................................36
                                    -------------
         SECTION 8.07               Use of Proceeds..............................................................36
                                    ---------------

ARTICLE IX  NEGATIVE COVENANTS...................................................................................36
            ------------------

         SECTION 9.01               Mergers, Consolidations, Sales and Acquisitions..............................36
                                    -----------------------------------------------
         SECTION 9.02               Senior Equity Issuances......................................................36
                                    -----------------------
         SECTION 9.03               Limitation on Modifications of Company Formation Documents and Certain Other
                                    -----------------------------------------------------------------------------
                                    Agreements...................................................................36
                                    ----------
         SECTION 9.04               Limitation on Restrictive Agreements.........................................37
                                    ------------------------------------
         SECTION 9.05               Limitation on Certain Restrictions on Subsidiaries...........................38
                                    --------------------------------------------------
         SECTION 9.06               Distributions; Restricted Payments...........................................38
                                    ----------------------------------
         SECTION 9.07               Transactions with Affiliates.................................................39
                                    ----------------------------
         SECTION 9.08               Business Conducted...........................................................39
                                    ------------------

         SECTION 9.09               Financial Covenants..........................................................39
                                    -------------------
         SECTION 9.10               Book-Up of Assets............................................................41
                                    -----------------

ARTICLE X  ANTI-DILUTION PROTECTION..............................................................................41
           ------------------------

         SECTION 10.01              Capital Protection...........................................................41
                                    ------------------
         SECTION 10.02              Common Unit Anti-Dilution Protection.........................................41
                                    ------------------------------------

ARTICLE XI  REDEMPTION...........................................................................................45
            ----------

         SECTION 11.01              Put Rights...................................................................45
                                    ----------
         SECTION 11.02              Call Rights..................................................................46
                                    -----------
         SECTION 11.03              Closing......................................................................47
                                    -------

ARTICLE XII  EVENTS OF DEFAULT...................................................................................48
             -----------------

         SECTION 12.01              Events of Default............................................................48
                                    -----------------
         SECTION 12.02              Remedies.....................................................................50
                                    --------

ARTICLE XIII  INDEMNIFICATION....................................................................................50
              ---------------

         SECTION 13.01              Indemnification..............................................................50
                                    ---------------
         SECTION 13.02              Notification.................................................................51
                                    ------------

ARTICLE XIV  MISCELLANEOUS.......................................................................................52
             -------------

         SECTION 14.01              Survival.....................................................................52
                                    --------
         SECTION 14.02              Notices......................................................................52
                                    -------
         SECTION 14.03              Successors and Assigns.......................................................53
                                    ----------------------
         SECTION 14.04              Remedies Cumulative..........................................................54
                                    -------------------
         SECTION 14.05              Amendments, Waivers and Consents.............................................54
                                    --------------------------------
         SECTION 14.06              Counterparts.................................................................54
                                    ------------
         SECTION 14.07              Headings.....................................................................54
                                    --------
         SECTION 14.08              Governing Law................................................................54
                                    -------------
         SECTION 14.09              Jurisdiction.................................................................54
                                    ------------
         SECTION 14.10              Severability.................................................................55
                                    ------------
         SECTION 14.11              Rules of Construction........................................................55
                                    ---------------------
         SECTION 14.12              Entire Agreement.............................................................55
                                    ----------------
         SECTION 14.13              Certain Expenses.............................................................55
                                    ----------------
         SECTION 14.14              Publicity....................................................................55
                                    ---------
         SECTION 14.15              Further Assurances...........................................................55
                                    ------------------


                         INDEX OF EXHIBITS AND SCHEDULES
                         -------------------------------

   Exhibit                    Description
   -------                    -----------

   Exhibit A                  Legal Opinion of Kirkland & Ellis

   Exhibit B                  Legal Opinion of Morris, Nichols, Asht & Tunst


   Schedules                  Description
   ---------                  -----------

   Schedule 2.01              Purchased Units

   Schedule 5.01(a) Authorized and Issued Units of the Company and Record Owners of Such Units

   Schedule 5.01(b) Authorized and Issued Capital Stock of Company's Subsidiaries and Record Owners of Such Stock

   Schedule 5.01(c) Outstanding Warrants, Calls, Rights or Other Commitments of the Company or its Subsidiaries

   Schedule 5.05              Projections

   Schedule 5.08              Material Subsequent Events

   Schedule 5.11(b)           Leases in Default

   Schedule 5.11(d)           Intellectual Property

   Schedule 5.13              Material Contracts

   Schedule 5.18              Interested Transactions

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT is dated as of October 18, 2000, between MUZAK HOLDINGS LLC, a Delaware limited liability company (the "Company"), BANCAMERICA CAPITAL INVESTORS I, L.P., ("BACI"), New York Life Capital Partners, L.P. ("New York Life") and The Northwestern Mutual Life Insurance Company ("Northwestern" and, together with BACI and New York Life, the "Purchasers").

                              Statement of Purpose
                              --------------------

         The Company proposes to issue certain membership units to the Purchasers for an aggregate purchase price of $85,000,000 in order to provide funds for future acquisitions, the expansion of the Company's operations, the refinancing of existing debt and for working capital and general corporate purposes.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.01 Definitions. As used in this Agreement, capitalized terms used without definition herein shall have the respective meanings set forth in the LLC Agreement (defined below) and the following terms have the meanings indicated in this Section 1.01:

         "ABRY Consulting Agreement" means the Amended and Restated Management and Consulting Services Agreement dated March 18, 1999 between ABRY Partners, LLC (as successor to ABRY Partners, Inc.) and Muzak LLC, as amended, restated, supplemented or otherwise modified from time to time.

         "Acquisition" means any acquisition on or after the date of this Agreement, by the Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets, all of the Capital Stock, or a business line or a division, of any Person.

         "Acquisition Cash Flow" means for each acquired entity or assets an amount calculated for such entity or assets on a non-consolidated basis in accordance with the definition of "Adjusted Annualized Operating Cash Flow" herein and all definitions included, directly or indirectly, in the calculation thereof, but only to the extent such amount is included in Adjusted Annualized Operating Cash Flow under the Senior Loan Agreement.

          "Adjusted Annualized Operating Cash Flow" means, for any Fiscal Quarter, Annualized Operating Cash Flow for such Fiscal Quarter, adjusted to give effect on a Pro Forma Basis to all

Acquisitions, Asset Sales, Franchise Additions, Franchise Terminations made by the Company and its Subsidiaries during such Fiscal Quarter.

         "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its respective Subsidiaries), at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Company or any of its respective Subsidiaries, threatened against or affecting the Company or any of its respective Subsidiaries or any property of the Company or any of its respective Subsidiaries.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided, that in no event shall the Purchasers (or any Affiliate of the Purchasers) be deemed to be an Affiliate of the Company. For purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Securities Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Annualized Operating Cash Flow" means, for any Fiscal Quarter, Consolidated Operating Cash Flow for such Fiscal Quarter, multiplied by four.

         "Antidilution Units" has the meaning set forth in Section 10.02(a).

          "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of the Company's or any of its Subsidiaries' businesses, assets or properties of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, Capital Stock (including, without limitation, Capital Stock of any such Subsidiaries), other than (a) inventory sold or a license granted in the ordinary course of business and (b) disposals of obsolete, worn out or surplus property.

         "Available Funds" means, with respect to any redemption of Units pursuant to Article XI, the amount of funds of the Company or any of its Subsidiaries, if any, available for such redemption without violation or breach of the Senior Loan Documents, any other Contractual Obligation restricting the Company or any of its Subsidiaries or Section 18-607 of the Delaware Limited Liability Company Act or any similar provision of corporate, limited liability company or partnership law.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "Business Day" means any day other than a Saturday, Sunday or any other day which is a legal holiday under the laws of North Carolina or New York or is a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law or other governmental action to close.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock, any and all equivalent ownership interests in such Person (other than a corporation), including, without limitation, partnership interests and membership interests and any rights, warrants or options to purchase or other arrangements or rights to acquire any of the foregoing.

         "Capital Value" means, (a) with respect to any Class A Unit, the Common Investment Unit Capital Value (as defined in the LLC Agreement), (b) with respect to any Class A-1 Unit, the sum of the Common Investment Unit Capital Value and the Additional Class A-1 Unit Capital Value (as such terms are defined in the LLC Agreement) and (c) with respect to any other Unit, any stated amount which such Unit is entitled to receive upon liquidation of the Company or in connection with distributions pursuant to Article VII of the LLC Agreement or any successor provision.

          "Cash" means money, currency or a credit balance in any Deposit
Account.

         "Cash Equivalents" has the meaning set forth in the Securities Account Agreement.

         "Change of Control" means such time as:

                  (a) any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), other than ABRY Broadcast Partners III, L.P. ("ABRY") and/or one or more of its Affiliates, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of the Company's Capital Stock, and ABRY and its Affiliates beneficially do not own, in the aggregate, a greater percentage of the total voting power of the Capital Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

                  (b) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Units of the Company would be converted into cash, securities or other Property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

                  (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the equityholders of the Company has been approved by 66 2/3 % of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Company;

                  (d) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Agreement); or

                  (e) the Company or its applicable Subsidiary becomes obligated to make an "Excess Proceeds Offer" as defined in and in accordance with (i)
Section 4.09 of the Senior Note Indenture, or (ii) Section 4.09 of the High Yield Note Indenture.

         "Class A Default" means any of:

                  (a) an Event of Default arising under Section 12.01(a),
Section 12.01(f) or Section 12.01(g) which continues for a period of one year (in which event such Class A Default will be deemed to have occurred on the final day of such one-year period);

                  (b) an Event of Default occurring under Section 9.09(d) and, thereafter, (i) the Company failing to comply with Section 9.09(d) as of the last day of each of the three immediately succeeding Fiscal Quarters thereafter and (ii) either:

                            (A) a Senior Default occurring on or at any time prior to the last day of the second such succeeding Fiscal Quarter referred to in the foregoing clause (i), in which event such Class A Default will be deemed to have occurred on the last day of the third such succeeding Fiscal Quarter; or

                           (B) a Senior Default occurring at any time after the last day of the second such succeeding Fiscal Quarter referred to in the foregoing clause (i), in which event such Class A Default will be deemed to have occurred on the 90th day following the occurrence of such Senior Default;

provided, that a Class A Default arising under this clause (b) will deemed to be cured on the last day of the first Fiscal Quarter for which the Company is in compliance with Section 9.09(d); or

                  (c) an Event of Default occurring under Section 9.09(b) during any Fiscal Quarter and, thereafter, the Company's Total Leverage Ratio computed as of the last day of each of the three immediately succeeding Fiscal Quarters thereafter exceeding the respective amounts set forth in Section 9.09(b) (in which event such Class A Default will be deemed to have occurred on the last day of the third such succeeding Fiscal Quarter); provided, that a Class A Default arising under this clause (c) will deemed to be cured on the last day of the first Fiscal Quarter for which the Company is in compliance with Section 9.09(b).

         "Class A Units" means the Class A Common Units of the Company as defined and otherwise described in the LLC Agreement.

         "Class B Default" means any Event of Default, other than a Class A Default, that continues for a period of one year (in which event such Class B Default will be deemed to have occurred on the final day of such one-year period), including without limitation any Event of Default described in clause
(b)(i) of the definition of Class A Default with respect to which neither of the events described in clause (b)(ii) of the definition of Class A Default shall have occurred; provided, that upon occurrence of either of the events described in clause (b)(ii) of the definition of Class A Default, such Class B Default shall become a Class A Default.

         "Closing" has the meaning set forth in Section 2.02.

         "Closing Date" has the meaning set forth in Section 2.02.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Units" means Common Units of the Company as defined and otherwise described in the LLC Agreement.

         "Company Formation Documents" means the Certificate of Formation and the LLC Agreement of the Company, as in effect on the date hereof, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures of the Company and its Included Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of the Company and its Included Subsidiaries. Consolidated Capital Expenditures shall include capitalized expenditures related to new location growth.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Company and its Included Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Included Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "Consolidated Net Income" means, for any period, (a) the net income (or loss) of the Company and its Included Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, together with the amount of dividends or other distributions actually paid to the Company or any Included Subsidiary or by Electro during such period to the extent Electro is not an Included Subsidiary during the period, minus (b)
(i) the income of any Person (other than an Included Subsidiary of the Company) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Included Subsidiaries by such Person during such period,
(ii) the income (or loss) of any Person accrued prior to the date it becomes an Included Subsidiary of the Company or is merged into or consolidated with the Company or any of its Included Subsidiaries or that Person's assets are acquired by the Company or any of its Included Subsidiaries, (iii) the income of any Included Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Included Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Included Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) the income (or loss) of any Included Subsidiary attributable to discontinued operations (including, without limitation, operations disposed of during such period) and (vi) (to the extent not included in clauses (i) through
(v) above) any net extraordinary gains or net extraordinary losses.

          "Consolidated Operating Cash Flow" means, for any period, without duplication, an amount determined for the Company and its Included Subsidiaries on a consolidated basis equal to (a) to the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) any provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization of intangibles (but excluding any non-Cash item to the extent it represents the amortization of a prepaid Cash expense that was paid in any prior period) expense, (vi) Management Fees, and (vii) all other non-Cash items reducing Consolidated Net Income for such period except for any non-Cash items that represent accruals of, or reserves for, Cash disbursements to be made in any future accounting period, minus (b) all other non-Cash items increasing Consolidated Net Income (other than any non-Cash items representing deferred revenue to the extent that such revenue was not included in Net Income in any prior period).

          "Consolidated Total Debt" means, as at any date of determination, all Indebtedness of the Company and its Included Subsidiaries on such date on a consolidated basis, excluding (a) any Permitted Sponsor Subordinated Debt, to the extent that (i) the aggregate principal amount of such Permitted Sponsor Subordinated Debt does not exceed $30,000,000 on such date and (ii) such Permitted Sponsor Subordinated Debt is held by a Permitted Sponsor Debt Holder,
(b) Deferred Management Fees and (c) items of Indebtedness of the type described in clause (j) of the definition of Indebtedness, but only if as of such date of determination, such Indebtedness would not be considered as a liability on a balance sheet in conformity with GAAP.

          "Contingent Obligations" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Convertible Securities" means evidences of indebtedness, membership interests, units or other securities which are directly or indirectly convertible or exchangeable, with or without payment of additional consideration in cash or property, for Common Units, either immediately or upon the onset of a specified date or the happening of a specified event.

         "Credit Documents" means, collectively, the Senior Loan Documents, the Senior Note Documents and the High Yield Note Documents.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Company's and its Included Subsidiaries' operations.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Deferred Management Fees" means any accrued Management Fees (or any interest thereon) that were not paid as a result of (a) any provision of the Senior Loan Agreement, or (b) to the extent such amounts would not be included in Consolidated Total Debt under the Senior Loan Agreement, as a result of Muzak LLC and/or its Subsidiaries putting Cash to another use.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Distribution" means (a) the payment or making of any dividend or other distribution of property in respect of Capital Stock or (b) the redemption or other acquisition of any Capital Stock.

         "Electro" means Electro Systems Corporation.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was sponsored, maintained, contributed to by or required to be contributed by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, documents, judgments, Government Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Muzak LLC or any of its Subsidiaries or any Facility.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA Affiliate" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Code or ERISA.

         "ERISA Event" means (a) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of
ERISA: (g) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under
Section 409, Section 502(c), (i) or (1), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan which would reasonably be expected to result in a material liability to the Company; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under
Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

         "Event of Default" means each of the events set forth in Section 12.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "Fair Market Value Per Unit" means, as of the date for which determination is required and for any class or series of Common Units, the amount that would be distributed with respect to each such Common Unit pursuant to Section 7.1, subject to Sections 7.2 and 7.3, of the LLC Agreement following an arm's length sale of the Company on such date (including its ownership interest in all Persons) at fair market value between a willing buyer and a willing seller, if the aggregate proceeds of such sale (after the payment of all liabilities of the Company and its Subsidiaries) were distributed pursuant to
Section 7.1, subject to Sections 7.2 and 7.3, of the LLC Agreement. The Fair Market Value Per Unit shall be determined initially by the Board of Directors of the Company in good faith within ten (10) Business Days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to each Holder. The Required Holders shall have the right to object to any determination of Fair Market Value Per Unit in connection with any determination for purposes of Article XI hereof; provided, that the Company's determination shall be binding on the parties hereto unless the Required Holders object thereto in writing within ten (10) Business Days of receipt thereof. In the event the Company and the Required Holders cannot agree on the Fair Market Value Per Unit within ten (10) Business Days of the date of the objection, the Fair Market Value Per Unit shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) selected by the Required Holders and which shall be reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. Any selection of a disinterested appraiser shall be made in good faith within seven (7) Business Days after the end of the last ten (10) Business Day period referred to above and any determination of Fair Market Value Per Unit by a disinterested appraiser shall be made within thirty (30) days of the date of selection.

         "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the Company, executed on the Company's behalf by the chief financial officer or treasurer of the Company, that such financial statements fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "Financial Plan" has the meaning set forth in Section 7.03(e).

         "Financial Statements" means, collectively, the Historical Financial Statements and the Pro Forma Financial Statements.

         "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

         "Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

         "Floating Rate Note Documents" means the Floating Rate Note Indenture and each other loan or credit document as defined or referred to in the Floating Rate Note Indenture, as amended, restated, supplemented or otherwise modified from time to time.

         "Floating Rate Note Indenture" means the Indenture dated as of February 2, 2000 among Muzak LLC, Muzak Finance Corp., the Guarantors named therein and State Street Bank and Trust company, as Trustee, as amended, restated, supplemented or otherwise modified from time to time.

          "Franchise Addition" means (a) an investment by the Company or an Included Subsidiary in any other Person pursuant to which such Person shall become an Included Subsidiary, or shall be merged with or into the Company or any Included Subsidiary or (b) the acquisition by the Company or any Included Subsidiary of the assets of any Person (other than an Included Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or class of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Franchise Termination" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition, other than in the ordinary course of business as to the Company, Muzak LLC or an Included Subsidiary, in any single or series of related transactions, of a division or line of business.

         "GAAP" means United States generally accepted accounting principles as in effect as of the date of determination thereof.

         "Government Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Governmental Authority" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of the Senior Loan Agreement or otherwise in the ordinary course of the Company's or any of its Included Subsidiaries' businesses and not for speculative purposes.

         "High Yield Note Documents" means the High Yield Note Indenture and each other related loan or credit document as defined and referred to in the High Yield Note Indenture, as amended, restated, supplemented or otherwise modified from time to time.

         "High Yield Note Indenture" means the Indenture dated as of March 18, 1999 among Muzak Holdings Finance Corp., the Company, the Guarantors named therein and State Street Bank and Trust Company, as Trustee, relating to the $75,000,000 aggregate principal amount 13% Senior Discount Notes, as amended, restated, supplemented or otherwise modified from time to time.

         "Historical Financial Statements" means the audited financial statements of the Company and its Subsidiaries, for the period from January 1, 1999 through December 31, 1999, and the unaudited financial statements of the Company and its Subsidiaries for the period from January 1, 2000 through June 30, 2000 consisting of the consolidated balance sheets as of December 31, 1999 and as of June 30, 2000 and the related statements of income, members' equity and cash flows for such period.

         "Holder" means collectively, each Purchaser and each subsequent holder of any Purchased Units.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Included Subsidiaries" means each domestic Subsidiary of the Company except (a) to the extent it has any Indebtedness, Electro Systems Corporation, a Florida corporation; (b) Muzak Heart and Soul Foundation, a Washington nonprofit corporation; (c) Muzak Finance Corp., a Delaware corporation; and (d) Muzak Holdings Finance Corp., a Delaware corporation.

          "Indebtedness" as applied to any Person, means, without duplication,
(a) all indebtedness for borrowed money or with respect to deposits or advances of any kind; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding ordinary course trade payables); (e) all obligations of such Person upon which interest charges are customarily paid; (f) all obligations evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments; (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (h) all obligations, contingent or otherwise, as an account party under any letter of credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP; (i) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock; (j) all obligations in respect of any exchange traded or over the counter derivative transaction, including, without limitation, under any Interest Rate Agreements or other Hedge Agreements, in each case whether entered into for hedging or speculation purposes, calculated as of any date of determination as the net amounts, if any, that would be required to be paid by such Person if such transaction or agreement were terminated on such date; (k) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;
(l) payment obligations of such Person under any facility for the sale or financing of receivables; (m) Contingent Obligations; and (n) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner or any Joint Venture) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

         "Intellectual Property" means "Intellectual Property" as that term is defined in the Pledge and Security Agreement.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Company's and its Included Subsidiaries' operations.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "License Agreements" means "License Agreements" as that term is defined in the Pledge and Security Agreement.

         "Lien" means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

         "LLC Agreement" means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

          "Management Fees" means management fees payable by Muzak LLC to ABRY Partners, LLC (as the successor to ABRY Partners, Inc.) pursuant to the ABRY Consulting Agreement.

         "Material Adverse Effect" means a material adverse change in or effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis, or (b) the ability of the Company to perform its obligations, or of the Holders to enforce their rights, hereunder and under the other Transactions Documents.

         "Material Contract" means any contract or other arrangement to which the Company, Muzak LLC, or any of their respective Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect; provided, that no franchise contract or arrangement or license contract or arrangement entered into by Muzak LLC or any of its Subsidiaries in the ordinary course of business shall be considered a Material Contract unless it involves aggregate annual consideration payable or receivable by Muzak LLC or such Subsidiary of not less than $2,500,000.

         "MEM" means MEM Holdings, LLC, a Delaware limited liability company.

         "MLP" means Muzak Limited Partnership.

         "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report of management's discussion and analysis of financial condition and results of operations of Muzak LLC and its Subsidiaries in the form prepared for filings under the Exchange Act for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year or, if later, the Closing Date, to the end of such period to which such financial statements relate.

         "Options" has the meaning set forth in Section 10.02(a).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan which is subject to Section 412 of the Code or Section 302 of ERISA.

         "Permitted Issuances" means (i) the issuance of Units as consideration in an Acquisition; provided, that Units may not be issued as consideration for an Acquisition from an Affiliate of the Company, any of its Subsidiaries or ABRY Partners, LLC, (ii) the issuance of up to 5,489 Common Units or Options therefor to employees, directors and independent contractors of the Company and its Subsidiaries approved by the Board of Directors of the Company to the extent designated by the Board of Directors of the Company as a Permitted Issuance,
(iii) the issuance of Antidilution Units pursuant to ARTICLE X and (iv) the issuance of up to 5,489 other Common Units to the extent designated by the Board of Directors of the Company as a Permitted Issuance.

         "Permitted Sponsor Debt Holder" means any Person permitted to hold Permitted Sponsor Subordinated Debt pursuant to the provisions of the Credit Documents and which has entered into a written agreement with the Company or issuer of such Permitted Sponsor Subordinated Debt and with, or for the benefit of the Holders, which agreement expressly provides that (a) such Person shall convert into Common Units all Permitted Sponsor Subordinated Debt held by such Person immediately upon the occurrence of any of the events described in Section 12.01(f) or 12.01(g), without regard to the grace period set forth in Section 12.01(f)(ii), (b) such Person will not transfer the Permitted Sponsor Subordinated Debt to any Person unless such transferee expressly agrees to hold such Permitted Sponsor Subordinated Debt subject to the provisions of such agreement and (c) such agreement may not be amended or waived without the consent of the Required Holders.

         "Permitted Sponsor Subordinated Debt" means subordinated unsecured loans to the Company or Muzak LLC from ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P. or MEM, in each case as permitted under the Credit Documents.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "Pledge and Security Agreement" means the Pledge and Security Agreement substantially in the form of Exhibit 1 to the Senior Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "Preemptive Rights" means any preemptive or other similar rights (whether created by contract or any Requirement of Law applicable at any time to the Company or any of its Subsidiaries).

         "Preferred Units" means the Preferred Units of the Company as defined and otherwise described in the LLC Agreement.

         "Pro Forma Basis" means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed acquisition, disposition or other action which requires compliance on a pro forma basis, giving effect to adjustments for cost reductions and non-recurring costs and using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such acquisition, disposition or other action, and any other such action which has been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such actions, had been consummated at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant action at the weighted average of the interest rates applicable to outstanding loans during such period); provided, that with respect to any computation that would have the effect of increasing or decreasing Adjusted Annualized Operating Cash Flow, Consolidated Operating Cash Flow or Consolidated Interest Expense by more than $350,000 for any Fiscal Year, all the calculations referred to herein and the procedures relating thereto shall be in reasonable detail and shall be in form and substance satisfactory to the Required Holders in all respects.

         "Pro Forma Financial Statements" means the pro forma consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the Closing Date, giving effect to the transactions contemplated hereby.

         "Projections" has the meaning set forth in Section 5.05.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proprietary Software" means "Proprietary Software" as that term is defined in the Pledge and Security Agreement.

         "Public Offering" means any public offering of securities of the Company or any successor thereof registered under the Securities Act.

         "Purchased Common Units" means the Class A Units purchased hereunder.

         "Purchased Units" has the meaning set forth in Section 2.01.

         "Qualified Initial Public Offering" means the sale in a public offering registered under the Securities Act of Common Units of the Company or any of its successors (a) providing net proceeds to the Company or any of its successors and the selling equity holders of at least $25,000,000 or (b) where at least 25% (determined after such offering) of the outstanding common equity of the Company or any of its successors have been sold in such sale.

         "Real Estate Asset" means, at any time of determination, any interest (whether leasehold, fee or otherwise) then owned by the Company in any real property.

         "Refinancing Indebtedness" means, Indebtedness incurred to refinance or replace any Indebtedness, other than Permitted Sponsor Subordinated Debt, outstanding on the date of such incurrence; provided, that the principal amount of such Refinancing Indebtedness (a) does not exceed the sum of the principal amount of the Indebtedness being refinanced or replaced thereby, plus the amount of accrued and unpaid interest thereon plus the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (b) matures on or before June 30, 2011.

         "Registration Agreement" means the Second Amended and Restated Registration Agreement, dated as of the date hereof, among the Company, the Purchasers and other equity holders of the Company, as amended, restated, supplemented or otherwise modified from time to time.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "Required Holders" means: (a) at any time when any Series A Preferred Units are outstanding, the Holders of at least 60% of the outstanding Series A Preferred Units; or (b) at any other time, the Holders of at least 60% the outstanding Purchased Common Units.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including any certificate of need, and any certificate of occupancy, zoning ordinance, building, environmental, labor, employment, occupational safety or health law, rule or regulation.

         "Restricted Units" means any (a) Preferred Units having a Capital Value or (b) any Common Units having a right to receive distributions relating to their Capital Value prior to or on parity with the Purchased Common Units.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase, or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time and any successor statute.

         "Securities Account" means the Securities Account which is defined in, and governed by, the Securities Account Agreement.

         "Securities Account Agreement" means (a) the Securities Account Control Agreement dated as of July 14, 1999 among the Muzak LLC, as borrower, Canadian Imperial Bank of Commerce, as the secured party, and CIBC Oppenheimer Corp., as securities intermediary, as amended, restated, supplemented or otherwise modified from time to time and (b) any similar document delivered or entered into in connection with any replacement or refinancing of the Indebtedness arising under the Senior Loan Agreement.

         "Securityholders Agreement" means the Amended and Restated Securityholders Agreement, dated as of the date hereof, among the Company, the Purchasers and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

         "Senior Default" means an "Event of Default" (as defined in the Senior Loan Agreement) arising under (a) Section 8.1(a) of the Senior Loan Agreement,
(b) Section 8.1(c) of the Senior Loan Agreement, relating to any covenant set forth in Section 6 of the Senior Loan Agreement, (c) Section 8.1(f) or 8.1(g) of the Senior Loan Agreement or (d) to the extent not cured or waived by the lenders or agents party to the Senior Loan Agreement within ninety (90) days after the occurrence thereof, any other provision of Section 8.1 of the Senior Loan Agreement; provided, that for purposes of the foregoing clauses (a), (b) and (c), a Senior Default shall be deemed to have occurred irrespective of whether the lenders or agents party to the Senior Loan Agreement shall have (i) consented to the events or circumstances that would otherwise have given rise to such Senior Default, within six (6) months prior to the occurrence thereof, or
(ii) otherwise waived, within six (6) months prior to the occurrence thereof, compliance with the provisions of the Senior Loan Agreement that would otherwise have given rise to such Senior Default.

         "Senior Loan Agreement" means (a) the Credit and Guaranty Agreement dated as of March 18, 1999 among Audio Communications Network, LLC (n/k/a Muzak
LLC), as Borrower, the Company and Certain Subsidiaries of Audio Communications Network, LLC, as Guarantors, Various Lenders, Goldman Sachs Credit Partners L.P., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and Goldman Sachs Credit Partners L.P., and CIBC Oppenheimer Corp. as Co-Lead Arrangers, as amended, restated, supplemented or otherwise modified from time to time, in accordance with the provisions thereof and (b) any credit or similar agreement delivered or entered into in connection with any replacement or refinancing of the Indebtedness arising under the Senior Loan Agreement, in accordance with the provisions thereof.

         "Senior Loan Documents" means (a) the Senior Loan Agreement, (b) each other related loan, credit or security document as defined and referred to in the Senior Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, in accordance with the provisions thereof, and (c) any document delivered or entered into in connection with any replacement or refinancing of the Indebtedness arising under the Senior Loan Agreement or other Senior Loan Documents.

         "Senior Note Documents" means the Senior Note Indenture and each other related loan or credit document as defined and referred to in the Senior Note Indenture, as amended, restated, supplemented or otherwise modified from time to time.

         "Senior Note Indenture" means the Indenture dated as of March 18, 1999 among Muzak Finance Corp., Muzak LLC, the Guarantors named therein and State Street Bank and Trust Company, as Trustee, relating to the $115,000,000 aggregate principal amount 9 7/8% Senior Subordinated Notes due 2009, as amended, restated, supplemented or otherwise modified from time to time.

         "Series A Preferred Units" means the Series A Preferred Units of the Company as defined and otherwise described in the LLC Agreement.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided. "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office is located on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person.

         "Total Leverage Ratio" means the ratio as of any day of (a) Consolidated Total Debt as of such day to (b) Adjusted Annualized Operating Cash Flow for the Fiscal Quarter then most recently ended (or, in the case of the last day of any Fiscal Quarter, for the Fiscal Quarter then ending), plus, without duplication, Acquisition Cash Flow for all entities and assets acquired during such Fiscal Quarter. For purposes of calculating the Total Leverage Ratio as of any day, the Company shall be permitted to reduce the amount of Consolidated Total Debt as of such day by an amount equal to the aggregate amount of Cash and Cash Equivalents maintained in the Securities Account as of such day.

         "Trade Secret" means "Trade Secret" as that term is defined in the Pledge and Security Agreement.

         "Transactions Documents" means this Agreement, the LLC Agreement, the Registration Agreement, the Securityholders Agreement, the exhibits and schedules attached hereto and thereto and each other document delivered or executed in connection with the transactions contemplated hereby.

          "Unit Coverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Operating Cash Flow for the Fiscal Quarter then ended, to (b) the sum of (i) Consolidated Interest Expense (excluding any interest attributable to the Permitted Sponsor Subordinated Debt, to the extent that (A) the aggregate principal amount of such Permitted Sponsor Subordinated Debt does not exceed $30,000,000 as of such day and (B) such Permitted Sponsor Subordinated Debt is held by a Permitted Sponsor Debt Holder) for such Fiscal Quarter plus (ii) the aggregate Series A Preferred Return accruing during such Fiscal Quarter plus (iii) without duplication of any amount included pursuant to clause (b)(i), the interest expense for such Fiscal Quarter relating to any Permitted Sponsor Subordinated Debt repaid, refinanced or replaced during such Fiscal Quarter. For purposes of calculating the Unit Coverage Ratio, each of Consolidated Operating Cash Flow and Consolidated Interest Expense shall be calculated on a Pro Forma Basis from the date of any transaction for which pro forma effect is being given.

         "Units" means the Preferred Units and the Common Units.

         SECTION 1.02 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" means such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations of the Company shall be the same after such changes as if such changes had not been made; provided, that prior to any such amendments, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change.


                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

         SECTION 2.01 Purchase and Sale of Purchased Units. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties set forth below, on the Closing Date, each Purchaser, severally and not jointly, shall purchase and the Company shall issue and sell to such Purchaser, the Membership Interests, as defined and otherwise described in the LLC Agreement, comprised of the Series A Preferred Units and Purchased Common Units (the "Purchased Units") of the Company set forth beside each Purchaser's name on Schedule 2.01 in each case for the Purchase Price set forth opposite such Purchasers name on Schedule 2.01.

         SECTION 2.02 Closing. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Purchased Units shall take place at the closing (the "Closing") to be held at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina, at 10:00 a.m., on October 18, 2000 or at such other time and place as the parties hereto may agree in writing (the

"Closing Date"). At the Closing, the Company shall deliver to the Purchasers certificates representing the Purchased Units purchased by each Purchaser against delivery to the Company by the Purchaser of the purchase price therefor by wire transfer of immediately available funds.


                                   ARTICLE III

                          CONDITIONS TO THE OBLIGATION
                          ----------------------------
                            OF THE PURCHASER TO CLOSE
                            -------------------------

         The obligation of the Purchasers to purchase the Purchased Units, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by the Purchasers of the following conditions on or before the Closing Date:

         SECTION 3.01 Representations and Warranties. The representations and warranties of the Company contained in Article V hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

         SECTION 3.02 Compliance with this Agreement. The Company shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

         SECTION 3.03 No Material Adverse Change. No event, occurrence, condition, change, development or effect shall exist or shall have occurred or come to exist as of the Closing Date that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect.

         SECTION 3.04 No Adverse Proceedings. No action, suit or proceeding before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened against any of the parties to this Agreement, or any of the principals, officers, directors, partners or unitholders of any of them, or any of their assets seeking to restrain, prevent or challenge the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         SECTION 3.05 Transaction Documents. The Purchasers shall have received true, complete and correct copies of the Transaction Documents and such other documents as it may reasonably request in connection with or relating to the sale of the Purchased Units and the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers, including, without limitation, the following:

         (a) the Certificate of Formation of the Company, certified by the Secretary of State of the State of Delaware;

         (b) a copy of the Securityholders Agreement, executed by the Company and each member of the Company required to effect the amendment and restatement thereof;

         (c) a copy of the LLC Agreement of the Company executed by each member of the Company required to effect the amendment and restatement thereof; and

         (d) a copy of the Registration Agreement, executed by the Company and each member of the Company required to effect the amendment and restatement thereof.

         SECTION 3.06 Officer's Certificate. The Purchasers shall have received a certificate dated as of the Closing Date from the Company, executed on its behalf by the chief executive officer and chief financial officer or equivalent officer of the Company, in form and substance satisfactory to the Purchasers, to the effect that (a) all representations and warranties of the Company contained in this Agreement are true, correct and complete in all material respects, (b) the Company is not in violation of any of the covenants contained in this Agreement, and (c) all conditions precedent to the Closing of this Agreement to be performed by the Company have been duly performed in all material respects.

         SECTION 3.07 Secretary's Certificates. The Purchasers shall have received a certificate from the Company and each of its Subsidiaries, dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (a) that the attached copies of the Company Formation Documents and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect, (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered in connection herewith on behalf of the Company and
(c) as to the good standing of the Company or such Subsidiary in the state of its organization and in each other state in which the Company or such Subsidiary is transacting business except where the failure to be in good standing would not have a Material Adverse Effect.

         SECTION 3.08 Good Standing Certificates. The Purchasers shall have received certificates as of a recent date as to the existence, qualification and good standing of the Company and each of its Subsidiaries under the laws of its jurisdiction of organization and each jurisdiction where qualified to do business.

         SECTION 3.09 Purchase Permitted by Applicable Laws. The acquisition of and payment for the Units to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and (b) shall not subject the Purchasers to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

         SECTION 3.10 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to Contractual Obligations of the Company required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement and the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

         SECTION 3.11 Legal Opinions. Purchasers shall have received the legal opinion of (a) Kirkland & Ellis addressing the matters set forth in Exhibit A hereto and (b) Morris, Nichols, Arsht & Tunst addressing the matters set forth in Exhibit B hereto.

         SECTION 3.12 Disbursement Instructions. The Purchasers shall have received written instructions from the Company to the Purchasers directing the payment of the Purchase Price and all fees and expenses to be paid in connection therewith on the Closing Date.

         SECTION 3.13 Other Assurances. The Company shall have delivered to the Purchasers such other and further certificates, assurances and documents as the Purchasers or their counsel may have reasonably requested in order to evidence the accuracy of the representations and warranties thereof, the performance of the covenants and agreements to be performed at or prior to the Closing thereby, and the fulfillment of the conditions to the Purchasers' obligations.


                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATION
                          ----------------------------
                             OF THE COMPANY TO CLOSE
                             -----------------------

         The obligations of the Company to issue and sell to the Purchasers the Purchased Units and to perform its other obligations hereunder shall be subject to the satisfaction as determined by the Company of the following conditions on or before the Closing Date:

         SECTION 4.01 Representations and Warranties. The representations and warranties of the Purchasers contained in Article VI shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

         SECTION 4.02 Compliance with this Agreement. The Purchasers shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

         SECTION 4.03 Payment of Purchase Price. The Company shall have, received via wire transfer of immediately available funds, the Purchase Price.

         SECTION 4.04 Transaction Documents The Purchasers shall have executed each of the Transaction Documents to which they are a party.

         SECTION 4.05 Issuance Permitted by Requirements of Laws. The issuance of the Units to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

         SECTION 4.06 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and Contractual Obligations of the Purchasers required in connection with the execution, delivery or performance by the Purchasers or enforcement against the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

         SECTION 4.07 Other Assurances. The Purchasers shall have delivered to the Company such other and further certificates, assurances and documents as the Company or its counsel may have reasonably requested in order to evidence the accuracy of the representations and warranties thereof, the performance of the covenants and agreements to be performed at or prior to the Closing thereby, and the fulfillment of the conditions to the Company's obligations.


                                    ARTICLE V

                               REPRESENTATIONS AND
                               -------------------
                            WARRANTIES OF THE COMPANY
                            -------------------------

         The Company hereby represents and warrants to the Purchasers, as of the Closing Date and before and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, as follows:

         SECTION 5.01 Organization; Powers; Qualification; Capitalization.

         (a) Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdictions identified on Schedule 5.01(a) or 5.01(b), as the case may be, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and currently proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (iii) is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, except such jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Schedule 5.01(a) correctly sets forth the number of authorized Units of each class or series of Capital Stock of the Company as of the Closing Date and the number of issued and outstanding Units thereof. Such issued and outstanding Units are owned of record by the Persons, and in the respective amounts, set forth on Schedule 5.01(a).

         (b) Other than Muzak LLC and Muzak Holdings Finance LLC, the Company has no direct Subsidiaries or investments. Schedule 5.01(b) sets forth the authorized Capital Stock of each Subsidiary, the respective issued and outstanding amounts thereof and the record owners thereof. The issued and outstanding Capital Stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

         (c) Except as expressly provided on Schedule 5.01(c), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any of its Subsidiaries is a party requiring, and there is no security of the Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of the Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of the Company or any of its Subsidiaries.

         SECTION 5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party and the transactions contemplated hereby and thereby, including without limitation the issuance by the Company of the Units, (a) have been duly authorized by all necessary action of the Company,
(b) do not contravene the terms of the Company Formation Documents, or the organizational documents of any Subsidiary of the Company, and (c) will not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation or any Requirement of Law.

         SECTION 5.03 Governmental Consents. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not require the registration with, consent or approval of, or notice to, or other action of, with or by, any Governmental Authority as of the Closing Date.

         SECTION 5.04 Binding Effect. This Agreement and the other Transaction Documents to which the Company is a party will, upon the due execution and delivery thereof by the Company, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         SECTION 5.05 Financial Statements. The Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the date hereof, neither the Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Financial Statements or the notes thereto and which in any case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and any of its Subsidiaries taken as a whole. On and as of the Closing Date, the Projections of the Company and its Subsidiaries for the period July 1, 2000 through December 31, 2006, as adjusted in accordance with Schedule 5.05, (the "Projections") are based on good faith estimates and assumptions made by the management of the Company; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of the Company believe that the Projections were reasonable and attainable.

         SECTION 5.06 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Units. Assuming the truth of the representations made in Article VI by each of the Purchasers, no registration of the Units pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Purchased Units pursuant to this Agreement.

         SECTION 5.07 Credit Documents.

         (a) Senior Loan Documents. The Company has delivered to the Purchasers true, complete and correct copies of the Senior Loan Documents together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Prior to the Closing Date, there has not been any event of default or other default giving rise to a right of acceleration under the Senior Loan Documents. As of the Closing Date there is no default or event of default continuing under the Senior Loan Documents and none would be caused by the transactions contemplated hereby.

         (b) High Yield Note Documents. The Company has delivered to the Purchasers true, complete and correct copies of the High Yield Note Documents together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Prior to the Closing Date, there has not been any event of default or other default giving rise to a right of acceleration under the High Yield Note Documents. As of the Closing Date there is no default or event of default continuing under the High Yield Note Documents and none would be caused by the transactions contemplated hereby.

         (c) Floating Rate Note Documents. The Company has delivered to the Purchasers true, complete and correct copies of the Floating Rate Note Documents together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Prior to the Closing Date, there has not been any event of default or other default giving rise to a right of acceleration under the Floating Rate Note Documents. As of the Closing Date there is no default or event of default continuing under the Floating Rate Note Documents and none would be caused by the transactions contemplated hereby.

         (d) Senior Note Documents. The Company has delivered to the Purchasers true, complete and correct copies of the Senior Note Documents together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Prior to the Closing Date, there has not been any event of default or other default giving rise to a right of acceleration under the Senior Note Documents. As of the Closing Date there is no default or event of default continuing under the Senior Note Documents and none would be caused by the transactions contemplated hereby.

         SECTION 5.08 No Material Adverse Effect. Except as set forth on
Schedule 5.08, since June 30, 2000, no event or change has occurred that has caused or evidences, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         SECTION 5.09 Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10 Payment of Taxes. All Tax returns and reports of the Company and its Subsidiaries required to be filed by them have been timely filed and are true, correct and complete in all material respects, and all Taxes upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises required to have been paid have been timely paid except Taxes that are being actively contested in good faith and by appropriate proceedings and for which the Company and such Subsidiary, as applicable, has set aside on its books adequate reserves or except as where the nonpayment of any Tax (either individually or in the aggregate) would not result in a Material Adverse Effect.

         SECTION 5.11 Title to Properties; Intellectual Property

         (a) The Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements, in each case except for assets disposed of since the date of such Historical Financial Statements in the ordinary course of business. All such properties and assets are free and clear of Liens, other than Permitted Liens.

         (b) Except as specified in Schedule 5.11(b), each lease, sublease, assignment of leases (together with all amendments, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset is in full force and effect and the Company does not have knowledge of any default that has occurred and is continuing thereunder that could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of the Company or any of its Subsidiaries, as applicable, enforceable against the Company or such Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         (c) As of the date hereof, neither the Company nor any Subsidiary owns or exclusively licenses (i) any material copyrights, or (ii) either individually or in the aggregate, any material sound recordings or musical compositions, whether unpublished or published. All sound recordings or musical compositions used or necessary for the Company or each Subsidiary's business (other than such nonmaterial sound recordings and musical compositions as are owned or exclusively licensed by MLP or MLP Environmental Music, LLC) are utilized solely pursuant to nonexclusive License Agreements with third parties and true and complete copies of each such nonexclusive License Agreement in effect on the Closing Date shall have been provided to the Purchasers.

         (d) (i) The Company and each Subsidiary owns or has the right to use all material Intellectual Property used in or necessary to its business, free and clear of all Liens other than Permitted Liens; (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect, any Intellectual Property owned by the Company or any of its Subsidiaries is in full force and effect and has not been cancelled, expired or abandoned and to the best of the Company and each Subsidiary's knowledge is valid; (iii) except as set forth on Schedule 5.11(d), neither the Company nor any of its Subsidiaries has received written notice from any third party regarding any actual or potential infringement by it of any material Intellectual Property of such third party, and to the best of the Company and each Subsidiary's knowledge, the conduct of its business as currently conducted does not infringe on the intellectual property of any third party; (iv) except as set forth on Schedule 5.11(d), neither the Company nor any of its Subsidiaries has received written notice from any third party regarding any assertion or claim challenging the validity of any material Intellectual Property owned or used by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any knowledge of any basis for such a claim; (v) as of the date hereof, neither the Company nor any of its Subsidiaries has licensed or sublicensed any material rights in any material Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements; (vi) except as set on Schedule 5.11(d), to the best of the Company and each Subsidiary's knowledge, no third party is misappropriating, infringing, diluting or violating any material Intellectual Property owned by any the Company or any of its Subsidiaries; (vii) except to the extent as would not have a Material Adverse Effect, the Company and each of its Subsidiaries takes reasonable measures to protect the confidentiality of Trade Secrets including requiring third parties having access thereto to execute written nondisclosure agreements and no Trade Secret of the Company or any of its Subsidiaries has been authorized to be disclosed to any third party or to the best of each the Company and each Subsidiary's knowledge disclosed to any third party, other than pursuant to a written nondisclosure agreement that adequately protects the proprietary interests of the Company and such Subsidiary in and to such Trade Secrets; and
(viii) the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company or any of its Subsidiaries to own or use any of the Intellectual Property which are material to the operation of the business of the Company or any of its Subsidiaries, nor, except as set forth on
Schedule 5.11(d), will such consummation require the consent of any third party in respect of any Intellectual Property which, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries, taken as a whole.

         (e) Neither the Company nor any of its Subsidiaries employs any employee, contractor or consultant who, to the knowledge the Company and its Subsidiaries, is in violation of any material term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with the Company or any of its Subsidiaries or, to the knowledge of the Company or any such of its Subsidiaries, with another party that could reasonably be expected to negatively impact upon the Intellectual Property of the Company or any such of its Subsidiaries.

         SECTION 5.12 Environmental. Neither the Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law that could reasonably be expected to have a Material Adverse Effect. There are and, the knowledge of the Company and its Subsidiaries, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and its Subsidiaries, any predecessor of the Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Company's or any of its Subsidiaries operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent that could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 5.13 No Defaults; Material Contracts. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonable be expected to have a Material Adverse Effect. Schedule
5.13 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, as of the Closing Date, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

         SECTION 5.14 Employee Matters. There is no strike or work stoppage in existence or threatened involving the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.15 Employee Benefit Plans. The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except to the extent that any noncompliance with ERISA or any such failure to perform would not, either individually or in the aggregate, have a Material Adverse Effect on the Company or any of its ERISA Affiliates. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been, or is expected to be incurred by the Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section

4980B of the Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan there were no material unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) with respect to any Pension Plan. The potential liability of the Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from each Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans does not exceed $2,500,000. The Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

         SECTION 5.16 Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

         SECTION 5.17 Disclosure. No representation or warranty of the Company or any of its Subsidiaries contained in any Transaction Document or in any other document, certificate or written statement furnished to the Purchasers by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

         SECTION 5.18 Interested Transactions. Except as set forth on Schedule
5.18 hereto, the Company is not party to any contract, agreement, understanding or transaction with an Affiliate, or in which any Affiliate has any direct or indirect interest (other than as a unitholder or employee of the Company).

         SECTION 5.19 No Burdensome Restrictions. Neither the Company nor any of its respective Subsidiaries is a party to or bound by any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                               REPRESENTATIONS AND
                               -------------------
                          WARRANTIES OF THE PURCHASERS
                          ----------------------------

         Each Purchaser hereby represents and warrants as to itself only and not as to any other Purchaser as follows:

         SECTION 6.01 Organization, Authorization; No Contravention. Each of the Purchasers (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was formed, (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party. The transactions contemplated in this Agreement and each Transaction Document to which such Purchaser is a party (i) have been duly authorized by all necessary action the transactions, (ii) do not violate the terms of such Purchaser's organizational documents or any amendment thereof and (iii) will not violate, conflict with or result in any breach or contravention of, or the creation of any Lien (other than under the Transaction Documents) upon any Purchased Units under any Contractual Obligation of such Purchaser, or any Requirement of Law.

         SECTION 6.02 Governmental Consents. The execution, delivery and performance by the Purchasers of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby do not and will not require the registration with, consent or approval of, or notice to, or other action of, with or by, any Governmental Authority as of the Closing Date.

         SECTION 6.03 Binding Effect. Each Transaction Document to which it is a party has been duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

         SECTION 6.04 Accredited Investor; Purchase for Own Account. Such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Units are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Purchased Units under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act.

         SECTION 6.05 ERISA. With respect to each Purchaser that is not an insurance company, no part of the funds used by such Purchaser to purchase the Units hereunder constitutes assets of any employee benefit plan (within the meaning of ERISA) or "plan" (as defined in Section 4975 of the Code). For any Purchaser that is an insurance company, the source of funds used by such Purchaser to pay for the Units it purchased hereunder does not includes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

         SECTION 6.06 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby, or by any other Transaction Document to which such Purchaser is a party, based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

         SECTION 6.07 Governmental Authorization; Third Party Consent. Except as contemplated by the Transaction Documents and except to the extent previously and duly obtained or made and in full force and effect, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement or the transactions contemplated hereby.


                                   ARTICLE VII

              FINANCIAL INFORMATION, INSPECTION RIGHTS AND NOTICES
              ----------------------------------------------------

         Until such time as there are no Purchased Common Units outstanding, the Company hereby covenants and agrees with each Holder as follows:

         SECTION 7.01 Books and Records. The Company shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Historical Financial Statements. The Company shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP.

         SECTION 7.02 Inspections. The Company will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Holders to visit and inspect any of the properties of the Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         SECTION 7.03 Preferred Unit Information Rights. The Company will deliver to each holder of Series A Preferred Units the following, which deliveries shall be in lieu of and not in addition to the information required to be delivered pursuant to Section 7 of the Securityholders Agreement:

         (a) as soon as available and in any event within thirty (30) days after the end of each month ending after the Closing Date (other than any Fiscal Quarter end), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, members' equity and cash flows of the Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification with respect thereto and any report showing indicators of the Company's and the Subsidiaries' operations and performance that is delivered to MEM with such financial statements;

         (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year:
(i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, members' equity and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) any report showing indicators of the Company's and the Subsidiaries' operations and performance that is delivered to MEM with such financial statements and (iii) a statement listing any repayments of Permitted Sponsor Subordinated Debt during such Fiscal Quarter;

         (c) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, audited financial statements including: (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, members' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by the Company, together with a written statement by such independent certified public accountants stating whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default (as such terms are defined in the Senior Loan Agreement) has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; and (iii) any management letters, additional reports or other detailed information concerning the significant aspects of the operations or financial affairs of the Company that are provided by the certified public accountants providing the report required by Section 7.03(c)(ii);

         (d) promptly upon any officer of the Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Company with respect thereto; (ii) that any Person has given any notice to the Company, or any of their respective Subsidiaries or taken any other action with respect to any event or condition set forth in
Section 12.01; or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of the Company, specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

         (e) as soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, (i) a consolidated plan and financial forecast for such Fiscal Year and the next three succeeding Fiscal Years (a "Financial Plan"), including (A) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Company and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based and (B) forecasted consolidated statements of income and cash flows of the Company and its Subsidiaries for each month of each such Fiscal Year, together with the assumptions on which such forecasts are based stated in reasonable detail; and
(ii) promptly upon preparation thereof, any other significant budgets the Company or any Subsidiary prepares and any revisions of such budgets or of the Financial Plan;

         (f) as soon as practicable and in any event no later than ten (10) days after transmission thereof, copies of any registration statements and all regular, special or periodic reports which the Company, or any of its officers or managers file with respect to the Company or any Subsidiary, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business and any information which the Company supplies or is required to supply to its lenders; and

         (g) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Holder.

         SECTION 7.04 Common Unit Information Rights. The Company will deliver the following to each Holder of Purchased Common Units, who does not also hold Series A Preferred Units:

                  (a) as soon as practicable (but in any event within thirty
(30) days) after the end of each month, as soon as practicable (but in any event within thirty (30) days) after the end of each Fiscal Quarter, and as soon as practicable (but in any event within sixty (60) days) after the end of each Fiscal Year, unaudited summary financial statements, including balance sheets of the Company and the related statements of income, members' equity and cash flows and including comparisons with the applicable budget and with the corresponding period during the preceding fiscal year (all of which will be prepared on consolidated and consolidating bases for the Company and its Subsidiaries, if the Company has any Subsidiary during all or part of the period covered thereby), prepared in accordance with GAAP on a consistent basis (except that the unaudited financial statements may not contain all footnotes required by, GAAP and will be subject to normal year end adjustments) and accompanied by any report showing indicators of the Company's and the Subsidiaries' operations and performance that is delivered to MEM with such financial statements;

                  (b) as soon as practicable (but in any event within 105 days) after the end of each Fiscal Year, audited statements of income, members' equity and cash flows of the Company for such Fiscal Year, and balance sheets of the Company as of the end of such Fiscal Year, setting forth in each case comparisons to the annual budget and to the preceding Fiscal Year (all of which will be prepared on consolidated and consolidating bases for the Company and its Subsidiaries, if the Company has any Subsidiary during all or part of the period covered thereby), all of which will be prepared in accordance with GAAP on a consistent basis and accompanied by an opinion of an independent accounting firm of recognized national standing with respect thereto;

                  (c) promptly upon receipt thereof, a copy of such accounting firm's annual management letter to the directors of the Company and any additional reports, management letters or other detailed information concerning significant aspects of the operations and financial affairs of the Company or any Subsidiary given to the Company or any Subsidiary by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (d) as soon as practicable (but in any event within thirty
(30) days) after to the end of each Fiscal Year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries (if any) for the succeeding Fiscal Year (reflecting anticipated statements of income, members' equity and cash flows and balance sheets) together with a summary of the assumptions underlying such budget, and promptly upon preparation thereof any other significant budgets which the Company or any Subsidiary prepares and any revisions of such annual or other budgets, and within thirty (30) days after any monthly period in which there is a material adverse deviation from the annual budget, an officer's certificate explaining the deviation and what actions the Company or any Subsidiary has taken or propose to take with respect thereto;

                  (e) promptly (but in any event within five (5) business days) after the discovery or receipt of a notice of any breach or default under any material agreement to which it or any Subsidiary is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company or any Subsidiary has taken and propose to take with respect thereto; and

                  (f) as soon as practicable (but in any event within ten (10) days) after transmission thereof, copies of registration statements and all regular, special or periodic reports which it files, or any of its officers or managers file with respect to the Company or any Subsidiary, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business and any information which the Company supply or is required to supply to its lenders.

         SECTION 7.05 Other Notices. The Company shall deliver to each holder of Preferred Units: (a) written notice of, immediately upon becoming aware thereof, the holder of any Capital Stock of the Company or of any Indebtedness in excess of Five Million Dollars ($5,000,000) giving notice or taking any action with respect to a claimed default; (b) written notice of any material adverse change in the Property, business, operations, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (c) copies of any material notices delivered to any lender pursuant to the Senior Loan Agreement; and (d) written notice of any event, occurrence, condition, change, development or effect shall exist that, individually or in the aggregate, has resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect. Each notice given under this Section 7.05 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Company has taken or proposes to take with respect thereto. The foregoing shall not limit the Company's obligation to give other notices under this Agreement.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  Until such time as there are no Series A Preferred Units outstanding, the Company hereby covenants and agrees with each Holder as follows:

         SECTION 8.01 Existence. Except as permitted under the Senior Loan Agreement, the Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business; provided, that neither the Company nor any of its Subsidiaries shall be required to preserve any such existence, right, franchise, license or permit if such Person's Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Purchasers.

         SECTION 8.02 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for, sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves shall have been made therefor.

         SECTION 8.03 Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         SECTION 8.04 Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

         SECTION 8.05 Compliance with Laws; Contractual Obligations. The Company will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any

Facilities to comply, with the requirements of all Contractual Obligations and all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), other than noncompliance with which could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

         SECTION 8.06 Environmental. The Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (a) cure any violation of applicable Environmental Laws by such the Company or its Subsidiaries that could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, and (b) make an appropriate response to any Environmental Claim against the Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 8.07 Use of Proceeds. On the Closing Date, the Company shall use a portion of the proceeds of the issuance of the Purchased Units to repay in full all Indebtedness outstanding under the Floating Rate Note Documents.

                                   ARTICLE IX

                               NEGATIVE COVENANTS
                               ------------------

         The Company hereby covenants and agrees with each Holder as follows, with respect to Section 9.03(a), until no Purchased Common Units are outstanding, and, with respect to each other provision of this ARTICLE IX, until no Series A Preferred Units are outstanding:

         SECTION 9.01 Mergers, Consolidations, Sales and Acquisitions.

         (a) Mergers, Consolidations and Sales. Neither the Company nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) to the extent permitted under the Senior Note Documents or (ii) if the Indebtedness arising under the Senior Note Documents is no longer outstanding, then to the extent that would have been permitted under the Senior Note Documents, as last in effect.

         (b) Acquisitions. Neither the Company nor any of its Subsidiaries shall acquire or purchase any Person or substantially all of the assets of any Person or agree to do any of the foregoing, except (i) to the extent permitted under the Senior Note Documents or (ii) if the Indebtedness arising under the Senior Note Documents is no longer outstanding, then to the extent that would have been permitted under the Senior Note Documents, as last in effect.

         SECTION 9.02 Senior Equity Issuances. Except for the Series A Preferred Units, the Company shall not create or issue any class or series of Units ranking pari passu with or senior to the Series A Preferred Units with respect to rights to receive Distributions.

         SECTION 9.03 Limitation on Modifications of Company Formation Documents and Certain Other Agreements. Neither the Company nor any of its Subsidiaries will amend, modify or change: (a) any Company Formation Document or equivalent organizational document (including, without limitation, by the filing or modification of any certificate of designation); (b) the express provisions of Section 6.4(a)(v) of the Senior Loan Agreement as in effect on the date hereof (or successor provisions expressly relating to tax distributions), but not including any amendments, modifications or changes (including through the operation of financial covenants or otherwise) that would indirectly have an effect on such Section 6.4(a)(v) of the Senior Loan Agreement (or such successor provisions); (c) Section 4.07(b)(5) of the Senior Note Indenture as in effect on the date hereof; (d) Section 4.07(b)(5) of the High Yield Note Indenture as in effect on the date hereof; or
(e) any Transaction Document, unless in each case such amendment, modification, change or other action contemplated by this Section 9.03 could not reasonably be adverse to the interests of the Holders of the Preferred Units in any material respect or would not treat the Holders of the Purchased Common Units in a manner different from the holders of other Class A Units in any material respect.

         SECTION 9.04 Limitation on Restrictive Agreements. The Company shall not extend, or agree to extend, the maturity date of any Indebtedness outstanding on the Closing Date to be later than, or after the Closing Date incur any Indebtedness with a maturity date later than, June 30, 2011. Except for Contractual Obligations in effect on the Closing Date neither the Company nor any of its Subsidiaries shall, enter into any Contractual Obligation (including any amendment to any Contractual Obligation in effect on the Closing
Date) which would expressly restrict or prohibit the ability of the Company to make:

                   (a) (i) tax Distributions pursuant to Section 7.3 of the LLC Agreement; provided, that with respect to the Senior Loan Documents, this
Section 9.04(a)(i) only restricts amendments to the express provisions of
Section 6.4(a)(v) of the Senior Loan Agreement as in effect on the date hereof (or successor provisions expressly relating to tax distributions) and does not restrict any amendments or new provisions that through the operation of financial covenants or otherwise would indirectly have an effect on such Section 6.4(a)(v) of the Senior Loan Agreement (or such successor provisions)) or

                       (ii) redemption Distributions upon a Change of Control in respect of the Preferred Units or the Common Purchased Units, in each case, beyond the extent to which the Company is restricted from making such Distributions as of the Closing Date, it being understood that (A) the Senior Loan Documents as in effect on the date hereof do not permit Distributions upon a Change of Control under any circumstances and (B) any amendment, restatement, renewal, extension (until not later than June 30, 2011), restructuring, refinancing, supplement or other modification (in whole or in part) of the Senior Loan Documents pursuant to which the Senior Loan Documents continue to prohibit redemption Distributions upon a Change of Control under all circumstances prior to the payment in full thereof, including, without limitation, any agreements (1) extending the maturity of (until not later than June 30, 2011), or increasing the amount of (subject to compliance with the Total Leverage Ratio covenant set forth in Section 9.09(b)), any Indebtedness incurred thereunder or (2) adding or deleting agents or lenders thereunder, shall not be interpreted as violating the terms of this Section 9.04(a)(ii); or

                  (b) any other Distribution in respect of the Preferred Units or Common Purchased Units beyond the extent to which the Company is restricted from making such Distributions as of the Closing Date unless such restrictions under this clause (b) either (i) expire prior to June 30, 2011 or (ii) relate to Indebtedness that matures not later than June 30, 2011 and terminate upon the payment in full thereof.

         SECTION 9.05 Limitation on Certain Restrictions on Subsidiaries. Neither the Company nor any Subsidiary will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any Lien or restriction on the ability of the Company or any such Subsidiary to (a) pay Distributions on its Capital Stock that is owned by the Company or any of its Subsidiaries; (b) pay any Indebtedness owed to the Company or any Subsidiary; (c) make loans or advances to the Company or any Subsidiary; or (d) transfer any of its Properties to the Company or any Subsidiary, except for such Liens or restrictions:

                   (i) existing under or by reason of (A) applicable law; (B) this Agreement; (C) the Senior Loan Documents, as such restrictions are in effect on the date hereof; (D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; (E) customary provisions restricting assignment of any licensing agreement entered into by the Company or any Subsidiary in the ordinary course of business; and (F) restrictions on the transfer of any equipment or other asset subject to a purchase money security interest or similar Lien permitted under the Senior Loan Documents;

                  (ii) (A) expiring on or before June 30, 2011 or (B) relating to Indebtedness that matures not later than June 30, 2011 and terminating upon the payment in full thereof;

                  (iii) that do not encumber or restrict the ability of any Subsidiary to make tax Distributions to the Company or any other Subsidiary beyond the extent to which the Company and its Subsidiaries are restricted from making such tax Distributions as of the Closing Date; provided, that with respect to the Senior Loan Documents, this Section 9.05(iii) only restricts amendments to the express provisions of Section 6.4(a)(v) of the Senior Loan Agreement as in effect on the date hereof (or any successor provision thereof expressly relating to tax distributions) and does not restrict any amendments or new provisions that through the operation of financial covenants or otherwise would indirectly have an effect on such Section 6.4(a)(v) of the Senior Loan Agreement (or successor provision)); or

                  (iv) that do not encumber or restrict the ability of any Subsidiary to make Distributions upon a Change of Control to the Company or any other Subsidiary beyond the extent to which the Company and its Subsidiaries are restricted from making such Change of Control Distributions as of the Closing Date; it being understood that (A) the Senior Loan Documents as in effect on the date hereof do not permit Distributions upon a Change of Control under any circumstances and (B) any amendment, restatement, renewal, extension (until not later than June 30, 2011), restructuring, refinancing, supplement or other modification (in whole or in part) of the Senior Loan Documents pursuant to which the Senior Loan Documents continue to prohibit redemption Distributions upon a Change of Control under all circumstances prior to the payment in full thereof, including, without limitation, any agreements (1) extending the maturity of (until not later than June 30, 2011), or increasing the amount of (subject to compliance with the Total Leverage Ratio covenant set forth in Section 9.09(b)) any Indebtedness incurred thereunder or (2) adding or deleting agents or lenders thereunder, shall not be interpreted as violating the terms of this Section 9.05(iv).

         SECTION 9.06 Distributions; Restricted Payments. The Company shall not declare or make any Distribution in respect of any of its Capital Stock other than Distributions in respect of the Series A Preferred Units and Distributions for tax purposes as provided in Section 7.3 of the LLC Agreement, unless (a) the Holders of Series A Preferred Units shall have received in full their preferential amounts pursuant to Article VII of the LLC Agreement and (b) no Event of Default exists or would be caused by such Distribution; provided, that the Company or Muzak LLC may (i) repay outstanding Permitted Sponsor Subordinated Debt if (A) no Default or Event of Default exists or would otherwise be caused thereby or (B) with the proceeds from any issuance of Capital Stock of the Company to the extent issued for the purpose of financing such repayment and (ii) make Distributions in accordance with Section 7.7 of the LLC Agreement (A) in an aggregate amount not to exceed $500,000 in any Fiscal Year, (B) with the proceeds from any issuance of Capital Stock of the Company to the extent issued for the purpose of financing such Distribution or (C) from the proceeds of key-person life insurance on the life of the Person in respect of whose Units such Distributions are being made.

         SECTION 9.07 Transactions with Affiliates. Except as set forth below, neither the Company nor any of its Subsidiaries shall: (a) sell, transfer, distribute, or pay any money or Property to any Affiliate; (b) lend or advance money or Property to any Affiliate; (c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate; or (d) become liable on any Contingent Obligation relating to the Indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Company and its Subsidiaries may:

         (i) engage in transactions with Affiliates in the ordinary course of business or the issuance of Capital Stock of the Company, in each case, in amounts and upon terms fully disclosed to the Purchasers and no less favorable to the Company and its Subsidiaries than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate;

         (ii) engage in the transactions contemplated by the agreements set forth on Schedule 5.18;

         (iii) engage in the transactions contemplated by the Transaction Documents;

         (iv) indemnify the officers and directors of the Company and its Subsidiaries in accordance with Section 3.6 of the LLC Agreement or similar provisions of the organizational documents of any Subsidiary, in each case subject to applicable law;

         (v) engage in transactions among the Company and its Subsidiaries;

         (vi) repay Permitted Sponsor Subordinated Debt in accordance with the terms thereof; and

         (vii) pay the management fees as set forth in the ABRY Consulting Agreement.

         SECTION 9.08 Business Conducted. Neither the Company nor any of its Subsidiaries shall engage in any businesses which are not reasonably similar, ancillary, complementary or related to the businesses in which the Company or its Subsidiaries are engaged in on the Closing Date except to such extent as would not be material to the Company and its Subsidiaries, taken as a whole.

         SECTION 9.09 Financial Covenants

         (a) Unit Coverage Ratio. The Unit Coverage Ratio as of the last day of any Fiscal Quarter (which last day occurs in any period set forth below), beginning with December 31, 2000, shall exceed the correlative ratio indicated below:

  ======================================= ============================
           Any Fiscal Quarter                        Unit
                ending on:                      Coverage Ratio
  --------------------------------------- ----------------------------
         December 31, 2000 through                 1.15 to 1.00
             March 31, 2002
  --------------------------------------- ----------------------------
              Thereafter                           1.40 to 1.00
  --------------------------------------- ----------------------------

         (b) Total Leverage Ratio. The Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness, other than (i) Permitted Sponsor Subordinated Debt, to the extent that (A) the aggregate principal amount of such Permitted Sponsor Subordinated Debt does not exceed $30,000,000 at any time and (B) such Permitted Sponsor Subordinated Debt is held by a Permitted Sponsor Debt Holder, and (ii) Refinancing Indebtedness, if after giving effect to any such incurrence, the Total Leverage Ratio would exceed the correlative ratio indicated below:

  ======================================= ============================
                                                     Total
                     Date                       Leverage Ratio
  --------------------------------------- ----------------------------
           Closing to April 1, 2001                7.75 to 1.00
  --------------------------------------- ----------------------------
        April 2, 2001 to October 17,               7.25 to 1.00
                   2004
  --------------------------------------- ----------------------------
        October 18, 2004 to October                7.00 to 1.00
              17, 2005
  --------------------------------------- ----------------------------
        October 18, 2005 to October                6.00 to 1.00
                17, 2006
  --------------------------------------- ----------------------------
                  Thereafter                       5.00 to 1.00
  --------------------------------------- ----------------------------

         (c) Maximum Consolidated Capital Expenditures. The Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year indicated below in an aggregate amount for the Company and its Included Subsidiaries and for Electro, subject to the limitations set forth below, in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, that (i) if any portion of the Consolidated Capital Expenditure amount permitted to be spent in a Fiscal Year is not spent in that Fiscal Year, such unused portion may be carried forward to the immediately subsequent Fiscal Year and may be spent in addition to the otherwise applicable limitation for such Fiscal Year, in which event any Capital Expenditures for such subsequent Fiscal Year shall be applied first against such carried-forward amount and thereafter against the limitation set forth below for such Fiscal Year, and (ii) such amount for any Fiscal Year shall be increased as set forth below:

  =========================== ==================================
                                        Consolidated
        Fiscal Year                 Capital Expenditures
  --------------------------- ----------------------------------
           2000                        $40,000,000
  --------------------------- ----------------------------------
   2001 and each Fiscal                $37,500,000
     year thereafter
  =========================== ==================================

In connection with each Acquisition of a "Muzak" affiliate that is consummated during any Fiscal Year, the amount of permitted Consolidated Capital Expenditures for such Fiscal Year shall be increased by an amount equal to the product of (i) 3.5 and (ii) the total monthly recurring revenue of such acquired "Muzak" affiliate (which, in the case of any such acquisition consummated on or prior to the fifteenth day of any month, shall be the total monthly recurring revenues for the second prior month, and, in the case of any acquisition consummated after such fifteenth day, shall be the total monthly recurring revenues for the prior month), provided such amount for any Fiscal Year shall be prorated on an annualized basis from the date of each such acquisition for such Fiscal Year, but the difference between the total amount for such acquisition and the prorated amount for such acquisition shall increase the amount of permitted Consolidated Capital Expenditures for subsequent Fiscal Years. Except for investments by Muzak LLC in Electro, the aggregate annual amount of which shall not exceed $250,000 and the proceeds of which investments Electro must apply to make or incur Consolidated Capital Expenditures permitted hereunder, Muzak LLC and its Subsidiaries shall not be permitted to make or incur any Consolidated Capital Expenditures of any kind in any Fiscal Year in respect of any Subsidiary other than Included Subsidiaries.

         (d) Adjusted Annualized Operating Cash Flow. As of the last day of each Fiscal Quarter, the Company will not permit Adjusted Annualized Operating Cash Flow for such Fiscal Quarter to be less than the sum of (a) $55,000,000 plus (b) with respect to each quarter ending after December 31, 2000 (i) $1,000,000 multiplied by (ii) the number of Fiscal Quarters that have then ended (including the Fiscal Quarter then ending) after December 31, 2000 plus (c) an amount equal to eighty-five percent (85%) of the Acquisition Cash Flow for all entities acquired by the Company or any of its Subsidiaries after the Closing Date and prior to the last day of such Fiscal Quarter minus (d) for each Asset Sale by the Company or any of its Subsidiaries after the Closing Date and prior to the last day of such Fiscal Quarter, an amount calculated for each entity or assets sold in such an Asset Sale in accordance with the definition of Adjusted Annualized Operating Cash Flow herein, but only to the extent to which such amount has been applied on a Pro Forma Basis to reduce Adjusted Annualized Operating Cash Flow in any Fiscal Quarter.

         SECTION 9.10 Book-Up of Assets. The Company will not increase or decrease the "Capital Account" (as defined in the LLC Agreement) of any member of the Company under Section 6.2 of the LLC Agreement in connection with or as a result of the transactions contemplated hereby.

                                    ARTICLE X

                            ANTI-DILUTION PROTECTION
                            ------------------------

         The Company hereby covenants and agrees with each Holder that, until the earlier of a Qualified Initial Public Offering or October 18, 2010:

         SECTION 10.01 Capital Protection. Except for Permitted Issuances, the Company shall not issue or agree to issue any Restricted Units or any security convertible into or exercisable for Restricted Units unless the consideration per Restricted Unit therefor (plus any amount payable upon the conversion or exercise of any such security) is at least equal to the Capital Value per Restricted Unit immediately prior to such issuance. If Restricted Units or securities convertible into or exercisable for Restricted Units are issued together with Units or securities that are not Restricted Units or convertible into or exercisable for securities that are not Restricted Units, then for purposes of this Section 10.01 the consideration received will first be deemed to have been received in respect of such Restricted Units or securities convertible into or exercisable for such Restricted Units.

         SECTION 10.02 Common Unit Anti-Dilution Protection.

         (a) Issuance of Common Units. If at any time or from time to time the Company shall (except for Permitted Issuances) issue or sell any additional Common Units for a consideration per Unit less than the Fair Market Value Per Unit of such Common Unit then, effective on the date specified below, the Company shall issue to each holder of Purchased Common Units a number of Class B-4 Units (as defined and otherwise described in the LLC Agreement, and herein, the "Antidilution Units") equal to (i) the number of Purchased Common Units held by such holder immediately prior thereto multiplied by (ii) (A) a fraction, the numerator of which shall be the Fair Market Value Per Unit of a Purchased Common Unit, determined immediately prior to the date referred to in the following sentence, and the denominator of which shall be the Fair Market Value Per Unit of a Purchased Common Unit, determined as of the date referred to in the following sentence (and, for purposes of such denominator, the "aggregate proceeds" of the sale referred to in the definition of the term Fair Market Value Per Unit shall be deemed to be equal to the sum of the amount of such "aggregate proceeds" used in computing the numerator of such fraction plus the actual consideration received (or deemed received in accordance with the provisions of this Section 10.02) by the Company in consideration for such additional Common Units), minus (B) one. The date as of which the Fair Market Value Per Unit of such additional Common Units shall be computed shall be the earlier of the date on which the Company shall enter into a firm contract or commitment for the issuance of such additional Common Units or the date of actual issuance of such additional Common Units. No issuance of Antidilution Units shall be made under this Section 10.02(a) upon the issuance of any Common Units which are issued pursuant to the exercise of warrants, options or other subscription or purchase rights (collectively, "Options") or the exercise of any conversion or exchange rights in any Convertible Securities.

         (b) Options. If at any time or from time to time the Company shall issue or sell any Options to subscribe for or purchase any Common Units whether or not the rights to subscribe for or purchase thereunder are immediately exercisable, and the consideration per Unit for which additional Common Units may at any time thereafter be issuable pursuant to such Options shall be less than the Fair Market Value Per Unit of the Common Units for which such Options are exercisable (determined on the date specified below), then the Company shall issue a number of Antidilution Units as provided in Section 10.02(a) hereof on the basis that (1) the maximum number of additional Common Units issuable pursuant to all such warrants, options or other rights shall be deemed to have been issued as of the date of determination of the Fair Market Value Per Unit of such Common Units as hereinafter provided and (2) the aggregate consideration for such maximum number of additional Common Units shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional Common Units pursuant to the terms of such warrants, options or other rights. If at any time or from time to time the Company shall issue or sell any Options to subscribe for or purchase Convertible Securities, whether or not the rights to subscribe for or purchase Convertible Securities thereunder are immediately exercisable, then for purposes of this Section 10.02, (A) the maximum number of Convertible Securities issuable pursuant to such Options shall be deemed to have been issued as of the date of determination as hereinafter provided, and (B) the aggregate consideration for such maximum number of Convertible Securities shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Convertible Securities pursuant to the terms of such Options, and the provisions of Section 10.02(c) shall apply to such issuance. For purposes of this Section 10.02(b), the effective date of such adjustment and the date as of which the Fair Market Value Per Unit shall be computed shall be the earlier of (i) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Options and (ii) the date of actual issuance of such Options.

         (c) Convertible Securities. If at any time or from time to time the Company shall issue or sell (or be deemed pursuant to Section 10.02(b) to have issued or sold) any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the consideration per Unit for which additional Common Units may at any time thereafter be issuable pursuant to the terms of such Convertible Securities (determined in accordance with Section 10.02(e)(ii)(C)) shall be less than the Fair Market Value Per Unit of the Common Units into which such Convertible Securities are convertible or exchangeable (determined on the date specified below), then the Company shall issue a number of Antidilution Units as provided in Section 10.02(a) hereof on the basis that the maximum number of additional Common Units necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of determination of the Fair Market Value Per Unit of such Common Units as hereinafter provided. For purposes of this Section 10.02(c), the effective date of such adjustment and the date as of which the Fair Market Value Per Unit shall be computed shall be the earlier of (i) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Convertible Securities and (ii) the date of actual issuance of such Convertible Securities.

         (d) Subsequent Issuances. If at any time after any issuance of Antidilution Units shall have been made pursuant to Section 10.02(b) on the basis of the issuance of Options or pursuant to Section 10.02(c) on the basis of the issuance of Convertible Securities, or after any new issuance of Antidilution Units shall have been made pursuant to this Section 10.02(d),

                  (i) such Options or the right of conversion or exchange in such Convertible Securities shall expire, and a portion of such Options, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, and/or

                  (ii) in the case of adjustments made pursuant to Section 10.02(b) or 10.02(c), the consideration per Unit for which Common Units are issuable pursuant to such Options or the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, then such previous issuance of Antidilution Units shall be rescinded and annulled and the additional Common Units which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the number of Antidilution Units to be issued, which shall be made on the basis of:

                           (A) treating the number of additional Common Units,
if any, theretofore actually issued or issuable pursuant to the previous exercise of such Options or such right of conversion or exchange as having been issued on the date of issuance of such Options or such right of conversion or exchange and, in the case of a recomputation of a calculation originally made pursuant to Section 10.02(b) or 10.02(c), for the consideration actually received and receivable therefor, and

                           (B) in the case of a recomputation of a calculation
originally made pursuant to Section 10.02(b) or 10.02(c), treating any such Options or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of issuance of such Options or Convertible Securities;

and, if and to the extent called for by the foregoing provisions of this Section 10.02(d) on the basis aforesaid, a new issuance of Antidilution Units shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (e) Miscellaneous. The following provisions shall be applicable to the determination of any issuance of Antidilution Units provided above in this
Section 10.02:

                  (i) The sale or other disposition of any issued Common Units owned or held by or for the account of the Company or any of its subsidiaries shall be deemed an issuance thereof.

                  (ii) (A) To the extent that any additional Common Units or any Convertible Securities or any Options to subscribe for or purchase any additional Common Units or any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price, or (3) are sold to underwriters or dealers for public offering, the consideration received by the Company shall be deemed to be the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration (plus, if applicable, the amount of such cash), at the time of such issuance.

                           (B) In case any additional Common Units or any
Convertible Securities or any Options to subscribe for or purchase such additional Common Units or Convertible Securities shall be issued by the Company in connection with any merger in which the Company is the survivor, the amount of consideration therefor shall be deemed to be the fair market value of such additional Common Units, Convertible Securities, Options issued, as the case may be.

                           (C) The consideration for any Common Units issuable
pursuant to the terms of any Convertible Securities shall be equal to (i) the consideration received by the Company for issuing any Options to subscribe for or purchase such Convertible Securities, plus (ii) the consideration paid or payable (or deemed paid, in accordance with Section 10.02(b)) to the Company in respect of the subscription for or purchase of such Convertible Securities, plus
(iii) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

                           (D) In case of the issuance at any time of any
additional Common Units or Convertible Securities in payment or satisfaction of any dividends upon any Preferred Units, the Company shall be deemed to have received for such additional Common Units or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (iii) The issuances required by the preceding paragraphs of this Section 10.02 shall be made whenever and as often as any specified event requiring an issuance shall occur, except that the Company shall not be required to issue fractional Antidilution Units. Any event that would result in an issuance of a fractional Unit shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 10.02 and not previously made, would result in the issuance of one or more whole Units. For the purpose of this section, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (f) Other Action Affecting Common Units. In case at any time or from time to time the Company shall take any action relating to any class or series of Common Units other than the Class A Units (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, unless in the opinion of the Board such action will not have a material adverse effect upon the rights of any Holder of Purchased Common Units (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of such Holder), the Company shall issue Antidilution Units in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

         (g) Adjustment Notice. Whenever the Company is to issue Antidilution Units pursuant to this Section 10.02, unless otherwise agreed by the Required Holders, the Company shall forthwith obtain a certificate signed by the Board of Directors of the Company, setting forth, in reasonable detail, the event requiring the issuance and the method by which such issuance is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board determined, as applicable, the Fair Market Value Per Unit of the Common Units in question and the Purchased Common Units, the fair market value of any evidences of Indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under this Section 10.02 hereof and the number of Antidilution Units to be issued to each Holder. The Company shall promptly cause a copy of such certificate to be delivered to each Holder. The Company shall keep copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by Holder or any prospective purchaser of any Purchased Common Units if so designated by a Holder.

         (g) No Dilution or Impairment. The Company will not, by amendment of the LLC Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, equity exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 10.02, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder of each Common Unit purchased hereunder against dilution or other impairment.

                                   ARTICLE XI

                                   REDEMPTION
                                   ----------

         SECTION 11.01 Put Rights. (a) Redemption Option Upon the occurrence of
(i) October 17, 2011, each Holder shall have the right, but not the obligation, to cause the Company to redeem all or any portion of its Preferred Units or (ii) a Change of Control, provided, that Sections 4.09 and 4.16 of each of the High Yield Note Indenture and Senior Note Indenture have been complied with, each Holder shall have the right, but not the obligation, to cause the Company to redeem all or any portion of its Purchased Units, in each case on the terms and subject to the conditions of this Section 11.01 by giving written notice thereof (the "Redemption Notice"). The Redemption Notice shall specify the number of Purchased Units to be redeemed. In the event the Company or any of its Subsidiaries or any members of the Company propose to effect any Change of Control, the Company shall give each Holder written notice thereof not later than thirty (30) days prior to the proposed date of consummation of such transaction. Upon the Company's receipt of a Redemption Notice from a Holder, subject to the availability of Available Funds to effect such redemption as provided in Section 11.01(c), the Company shall be obligated to redeem all or such portion of each Holder's Purchased Units subject to the Redemption Notice at the closing therefor described in
Section 11.03.

         (b) Redemption Price. The redemption price for the Purchased Units redeemed by the Company pursuant to this Section 11.01 (the "Redemption Price") shall be equal to (i) with respect to each Common Unit, the greater of (A) the amount that would be distributed with respect to such Common Unit if all funds and assets (valued at book value) of the Company available for distribution were distributed pursuant to Section 7.1 of the LLC Agreement or (B) the Fair Market Value per Unit of the Purchased Common Units; and (ii) with respect to each Series A Preferred Unit, the sum of the Unreturned Series A Preferred Unit Capital Value of such Series A Preferred Unit plus all Unpaid Series A Preferred Return accrued thereon through the date of redemption.

         (c) Available Funds. Payment of the Redemption Price under this Section
11.01 shall only be out of Available Funds. In the event Available Funds are insufficient to pay the purchase price for the entire amount of Purchased Units for which redemption has been requested, then each Holder having elected redemption may elect pursuant to written notice given to the Company: (i) that such Holder's redemption rights pursuant to the Redemption Notice shall remain exercised and the redemption shall be deferred until any of the first five (5) Business Days after there are sufficient Available Funds to effect such redemption; provided, that, as and to the extent that there are sufficient Available Funds to effect such redemption, the Company shall promptly make partial payments of the Redemption Price to such Holder, in which case there shall be a series of redemptions, each of which shall take place not more than five (5) Business Days after there are sufficient Available Funds to effect such redemption to an extent that would permit such partial payments of the Redemption Price in increments of not less than Twenty-Five Thousand Dollars ($25,000) or (ii) that the exercise of the redemption rights pursuant to Section 11.01(a) shall be rescinded in whole or in part at the option of such Holder with the result that such Holder may require the Company to redeem its Purchased Units at any time thereafter in accordance with the provisions of this Section
11.01 until one year after the date such Holder gives notice to rescind the exercise of such redemption rights.

         SECTION 11.02 Call Rights. (a) Liquidity Event Call. Upon the occurrence of (i) a Qualified Initial Public Offering or (ii) a Change of Control, provided, that Sections 4.09 and 4.16 of each of the High Yield Note Indenture and the Senior Note Indenture have been complied with, the Company shall have the right, but not the obligation, to purchase all or any part of the Series A Preferred Units at a purchase price equal to the sum of the Unreturned Series A Preferred Unit Capital Value of such Series A Preferred Units plus all Unpaid Series A Preferred Return accrued thereon through the date of redemption out of Available Funds.

         (b) General Call Right. In the absence of (i) a Qualified Initial Public Offering or (ii) a Change of Control and at any time following the third anniversary of the Closing Date, the Company shall have the right, but not the obligation, to purchase all or any part of the Series A Preferred Units at a purchase price equal to the sum of the Unreturned Series A Preferred Unit Capital Value of such Series A Preferred Units plus all Unpaid Series A Preferred Return accrued thereon through the date of redemption out of Available Funds.

         (c) Optional Redemption. Any call for redemption to the extent of Available Funds of the Series A Preferred Units pursuant to this Section 11.02 shall be made, by giving written notice to the holders of the Series A Preferred Units to be redeemed no less than ten (10) days prior to the date fixed for redemption, which notice shall specify the number of such Series A Preferred Units to be redeemed. If less than all the Series A Preferred Units are to be redeemed, the notice of redemption shall identify the Series A Preferred Units and portion thereof to be redeemed. Notice of call for redemption having been given as aforesaid, the amount to be redeemed shall on the date designated in such notice become due and payable unless such notice is revoked. From and after such date, unless the Company shall default in payment of the Redemption Price therefor when so due and payable, the Series A Preferred Return on Series A Preferred Units shall cease to accrue.

         (d) Pro Rata Allocation. Any redemption by the Company of less than all of the Series A Preferred Units pursuant to this Section 11.02 shall be allocated among each Holder of Series A Preferred Units, pro rata, based on the number of Series A Preferred Units held thereby.

         SECTION 11.03 Closing. The closing for the redemption or purchase of the Units under Section 11.01 or 11.02 shall take place on such date as the parties to the redemption or purchase may mutually agree in writing; provided, that the closing occurs no later than thirty (30) days after the date (a) subject to Section 11.01(c), of the final determination of the purchase price in the case of a redemption or purchase pursuant to Section 11.01, or (b) the Company has exercised its right to purchase all or part of the Preferred Units under 11.02. The closing of such redemption or purchase shall take place at the principal place of business of the Company at 10:00 a.m., local time, or at such other place and time as the parties to such redemption or purchase may mutually agree in writing. At the closing:

                  (a) the party redeeming or selling all or part of its Purchased Units (the "Selling Holder") shall execute and deliver to the Company such documents, certificates and other papers as the Company may reasonably require to effect the transfer and conveyance by assignment of absolute title to the Company of that portion of the Selling Holder's Purchased Units being redeemed or purchased (the "Redeemed Interest") free and clear of all Liens created by such Selling Holder, and the Selling Holder shall so represent and warrant;

                  (b) the Company shall purchase the Redeemed Interest by delivering to the Holder electing redemption the full amount of the purchase price as determined under Section 11.01 or 11.02, as applicable, and the Company shall execute and deliver to the Holder electing redemption such documents, certificates and other papers to effect such transactions as the Holder electing redemption may reasonably require;

                  (c) both the Company and the Selling Holder shall present to the other such evidence of the authority of such Person and its agent or representative, if any, to enter into such transaction as such other party may reasonably request; and

                  (d) both the Company and the Selling Holder shall covenant to execute all such documents and take all such further action as may be necessary to effect the provisions of, and transactions described in and contemplated by, the applicable provisions of this Article XI.


                                   ARTICLE XII

                                EVENTS OF DEFAULT
                                -----------------

         SECTION 12.01 Events of Default. An "Event of Default" shall occur hereunder upon:

         (a) any failure to make any redemption payment pursuant to Article XI or any Distribution required under Section 7.3 of the LLC Agreement, on any of the Purchased Units when due, whether upon demand or otherwise;

         (b) the delivery of written notice from any Holder to the Company that any representation or warranty made or deemed made by the Company in this Agreement, any of the other Transaction Documents or any certificate furnished by the Company or any Subsidiary at the Closing to the Purchasers shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished; provided, that such Event of Default shall be deemed to be cured (i) upon the written agreement of the Company and the Required Holders; (ii) ninety
(90) days after the date of such written notice, if prior to such date the Holders have not commenced actively pursuing remedies against the Company relating to such Event of Default or if, at any time thereafter, the Holders cease to actively pursue such remedies against the Company or (iii) upon entry of a final, non-appealable judgment relating to any claim arising out of such Event of Default;

         (c) the Company shall fail to comply with any of the covenants set forth in Article IX;

         (d) default shall occur in any material manner in the observance or performance by the Company of any of the other covenants and agreements contained in this Agreement or any of the other Transactions Documents, and such default shall continue (provided, that any default relating to a failure to provide a notice required to be provided by any Transaction Document shall be deemed to be cured upon the provision of such notice even if such notice is delivered after the time by which such Transaction Document required such notice to be delivered) for a period of thirty (30) days after the earlier to occur of
(i) the date on which any Holder notifies the Company of any such default and
(ii) the date on which the Company discovers, or reasonably should have discovered, any such default, or if any such Transaction Document shall terminate (other than in accordance with its terms or with the written consent of the Holder) or become void or unenforceable without the written consent of the Required Holders;

         (e) default shall occur with respect to any Indebtedness for borrowed money in an outstanding principal amount in excess of $5,000,000 or under any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, or guaranteed by the

Company, and such default shall continue for more than 90 days after the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Indebtedness to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

         (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries, excluding Muzak Heart and Soul Foundation, in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered: or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property: or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged;

         (g) (i) The Company or any of its Subsidiaries, excluding Muzak Heart and Soul Foundation, shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 12.01(f);

         (h) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder);

         (i) the Company shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; or

         (j) any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

         SECTION 12.02 Remedies. If any Event of Default occurs and is continuing, in addition to all rights and remedies available at law or in equity, the Series A Preferred Return shall be subject to increase as set forth in the LLC Agreement and upon the occurrence of a Class A Default or a Class B Default, subject to the conditions set forth in Section 2 of the Securityholders Agreement and Section 3.1 of the LLC Agreement, the Holders shall have certain rights set forth therein.


                                  ARTICLE XIII

                                 INDEMNIFICATION
                                 ---------------

         SECTION 13.01 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company shall indemnify and hold harmless the Purchaser and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (the "Related Parties" of a Purchaser, and together with the Purchasers, each, an "Indemnified Party") to the fullest extent permitted by law, from and against any and all losses, claims, damages (excluding consequential damages; provided, that damages relating to the diminution in value of any Purchased Unit shall not be deemed to be consequential damages), expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in any Transaction Document, or any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out of any Transaction Document or the transactions contemplated hereby and thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided that the Company shall not be liable under this Section 13.01 to an Indemnified Party: (a) for any amount paid in settlement of claims without the Company's prior written consent, (b) to the extent that it is judicially determined that such Losses resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or any of its Related Parties or (c) to the extent that it is judicially determined that such Losses resulted primarily from the material breach by such Indemnified Party or any of its Related Parties of any representation, warranty, covenant or other agreement of such Indemnified Party or any of its Related Parties contained herein or in the other Transaction Documents; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that without limiting the Company's indemnity obligations hereunder, the Company shall not be required to reimburse such expenses in connection with any legal action brought by the Company or any Purchaser (or any of their Related Parties) against any Purchaser (or any of their Related Parties) or the Company, respectively; provided, further, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is judicially determined that the Losses in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or any of its Related Parties or (ii) the material breach by such Indemnified Party or any of its Related Parties of any representation, warranty, covenant or other agreement of such Indemnified Party or any of its Related Parties contained herein or in any Transaction Document.

         SECTION 13.02 Notification. Each Indemnified Party under this Article XIII will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article XIII, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article XIII or (b) under this Article XIII unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses or the Company is otherwise irrevocably prejudiced in defending such proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the Company's election to appoint counsel to represent the Indemnified Parties in an action, each Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Parties shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest, (ii) the defendants in any such action include both an Indemnified Party and the Company and any such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Company shall have authorized the Indemnified Party to employ separate counsel at the expense of the indemnifying party. The Company agrees that it will not, without the prior written consent of the Required Holders, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of the Company. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                                   ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

         SECTION 14.01 Survival. All of the representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Purchased Units and payment therefor, or termination of this Agreement.

         SECTION 14.02 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

                  (a)      if to the Company:

                           Muzak Holdings LLC
                           3318 Lakemont Boulevard
                           Fort Mill, SC  29715
                           Attention:  President

                           with a copy (which will not constitute notice to the Company) to:

                           ABRY Partners, Inc.
                           18 Newbury Street
                           Boston, MA  02116
                           Attention:  Royce Yudkoff
                           Telecopy No.:  (617) 859-8797

                           and to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY  10022-4675
                           Attention:  John L. Kuehn
                           Telecopy No.:  (212) 446-4900

                  (b)      if to any Purchaser:

                           To BACI:

                           BancAmerica Capital Investors I, L.P.
                           Bank of America Corporate Center
                           100 North Tryon Street, 25th Floor
                           Charlotte, NC  28255-0001
                           Attention:  J. Travis Hain
                           Telecopy No.:  (704) 386-6432

                           With a copy, which shall not constitute notice, to:

                           Kennedy, Covington, Lobdell & Hickman, L.L.P. Bank of America Corporate Center
                           100 North Tryon Street, 42nd Floor
                           Charlotte, NC  28202-4006
                           Attention: Henry W. Flint, Esq.
                           Telecopy No.:  (704) 331-7598

                           To New York Life:

                           New York Life Capital Partners, L.P.
                           51 Madison Avenue, Suite 3009
                           New York, NY  10010
                           Attention:  Amanda Parness
                           Telecopy No.:  (212) 576-5591

                           With a copy, which shall not constitute notice, to:

                           Office of the General Counsel
                           New York Life Insurance Company
                           51 Madison Avenue-Room 1107
                           New York, New York  10010
                           Telecopy No.:  (212) 576-8340

                           To Northwestern:

                           The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                           Milwaukee, WI 53202
                           Attention: Tim Wegener / Securities Department Telecopy No.: (414) 665-7124

         (c) if to an other Holder, to the address provided in writing by such Holder to the Company.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         SECTION 14.03 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may assign any of its rights under this Agreement. The Company may not assign any of its rights under this Agreement without the prior written consent of the Required Holders.

Except as provided in Article XIII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

         SECTION 14.04 Remedies Cumulative. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as expressly set forth in this Agreement, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

         SECTION 14.05 Amendments, Waivers and Consents. No modification or amendment of any provision of this Agreement shall be effective against the Holders or the Company unless such modification or amendment is (a) made in accordance with the provisions of the Credit and Guaranty Agreement dated as of March 18, 1999 among Audio Communications Network, LLC (n/k/a Muzak LLC), as borrower, the Company and certain subsidiaries of Audio Communications Network, LLC, as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and Goldman Sachs Credit Partners L.P., and CIBC Oppenheimer Corp. as co-lead arrangers, as amended, restated, supplemented or otherwise modified from time to time and (b) made or given in writing and signed by the Company and the Required Holders. Any consent to any departure of the Company from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Required Holders. Any such modification, amendment or consent shall be effective only in the specific instance and for the specific purpose for which made or given

         SECTION 14.06 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 14.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 14.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         SECTION 14.09 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or the State of New York or of the United States of America for the Western District of North Carolina or of the United States of America for the Southern District of New York and hereby expressly submits (on a non-exclusive basis) to the non-exclusive personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 14.02, such service to become effective 10 days after such mailing.

         SECTION 14.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         SECTION 14.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         SECTION 14.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 14.13 Certain Expenses. The Company agrees to pay or reimburse
(a) BACI for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby and (ii) any amendment, modification or waiver of any of the terms of this Agreement or the Transaction Documents; and (b) each Holder for (i) all costs and expenses of such Holder (including, without limitation, reasonable attorney's fees and expenses) in connection with any default hereunder and any enforcement proceedings resulting therefrom; and (ii) transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or the Transaction Documents or any other document referred to herein or therein.

         SECTION 14.14 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval will not be unreasonably withheld). If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         SECTION 14.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                               MUZAK HOLDINGS LLC

                               By: /s/ Michael F. Zendan II
                                  ----------------------------------------------
                                   Name:
                                   Title: Vice President and General Counsel


                               BANCAMERICA CAPITAL INVESTORS I, L.P.

                               By:  BANCAMERICA CAPITAL MANAGEMENT I,
                               L.P., its general partner

                               By:  BACM I GP, LLC, its general partner


                                     By: /s/ J. Travis Hain
                                         _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                               NEW YORK LIFE CAPITAL PARTNERS, L.P.

                               By: NYLCAP Manager L.L.C., its Investment Manager


                               By: /s/ Steven Benevento
                                   _____________________________________________
                                      Name:
                                      Title:


                                THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                                By: /s/ Jeffery J. Lueken
                                    ____________________________________________
                                   Name:   Jeffery J. Lueken
                                   Title:  Its Authorized Representative

                                  SCHEDULE 2.01

                                 PURCHASED UNITS

                                               Series A               Class A
Purchaser                                   Preferred Units        Common Units         Purchase Price
---------                                   ---------------        ------------         --------------
BancAmerica Capital Investors I, L.P.          40,000.00            2,582.904            $40,000,000

New York Life Capital Partners, L.P.           30,000.00            1,937.178            $30,000,000

The Northwestern Mutual Life                   15,000.00              968.589            $15,000,000
     Insurance Company


TOTAL                                          85,000.00            5,488.671            $85,000,000